                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              COVENTRY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              COVENTRY CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 1997

To The Shareholders of Coventry Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of Coventry Corporation, a Tennessee corporation (the "Company"), will be held on Thursday, May 29, 1997, at 9:30 a.m., Central Daylight Saving Time, in the Board Room, Fourth Floor, SunTrust Bank Building, Fourth and Church Streets, Nashville, Tennessee 37219, for the following purposes:

          1. To elect two Class III Directors to serve until the annual meeting of shareholders in 2000;

          2. To approve the 1997 Stock Incentive Plan;

          3. To approve the amendment to the Company's Charter to permit the issuance of up to 6,000,000 shares of Series A Preferred Stock to Warburg, Pincus Ventures, L.P. and another institutional investor on conversion of certain subordinated debt of the Company that may be issued to them;

          4. To approve the amendment of the Company's Charter to permit the issuance of up to 1,000,000 shares of undesignated preferred stock;

          5. To ratify the selection of Arthur Andersen LLP, certified public accountants, as the Company's independent auditors; and

          6. To transact such other business as may properly come before the meeting or at any adjournment(s) thereof.

     A Proxy Statement, Proxy Card and a copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1996, accompany this notice. Information regarding the matters to be acted upon at the 1997 Annual Meeting is contained in the enclosed Proxy Statement.

     Shareholders of record at the close of business on April 21, 1997, are entitled to notice of and to vote at the 1997 Annual Meeting or at any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date.

     Each shareholder who does not plan to attend the meeting is requested to date, sign and return the accompanying Proxy in the enclosed postage-paid return envelope.

                                           By Order of the Board of Directors

                                                     ALLEN F. WISE
                                         President and Chief Executive Officer

April 28, 1997

                              COVENTRY CORPORATION
                              53 CENTURY BOULEVARD
                                   SUITE 250
                           NASHVILLE, TENNESSEE 37214

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 1997

                             ---------------------

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of Coventry Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Shareholders of the Company to be held at 9:30 a.m., Central Daylight Saving Time, on May 29, 1997, in the Board Room, Fourth Floor, SunTrust Bank Building, Fourth and Church Streets, Nashville, Tennessee 37219 and at any adjournment thereof (the "1997 Annual Meeting").

     This Proxy Statement and the Company's Annual Report to Shareholders is first being sent to shareholders on or about April 25, 1997 to all shareholders of record on April 21, 1997.

            BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED

     The accompanying proxy is solicited by and on behalf of the Board of Directors. The expense of the solicitation of proxies, including the cost of preparing, assembling and mailing, will be borne by the Company. Proxies will be solicited by the use of the mails and may also be solicited by personal interview, or by telephone, telecopy or telegram by directors, officers and regular employees of the Company. No directors, officers or regular employees of the Company will receive additional compensation for soliciting proxies. The Company has retained Georgeson & Company, Inc. ("Georgeson") to assist in the solicitation of proxies for which the Company will pay a fee to Georgeson not to exceed $15,000 plus reimbursement of reasonable expenses in connection therewith.

     The Company will (i) request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's Common Stock, $.01 par value per share (the "Common Stock"), held of record by such persons, (ii) furnish the number of copies thereof necessary to supply such material to all such beneficial holders and (iii) reimburse the reasonable forwarding expenses incurred by such record holders.

                             RIGHT TO REVOKE PROXY

     Any shareholder who signs and returns a proxy has the power to revoke the same at any time prior to the exercise thereof by giving written notice of such revocation to the Secretary of the Company, by duly executing another proxy bearing a later date or by attending the 1997 Annual Meeting and voting in person. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control or the proxy is so revoked, the shares of the Company's Common Stock represented by the proxy will be voted at the 1997 Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the two Class III director nominees, FOR the adoption of the 1997 Stock Incentive Plan, FOR the Charter amendment to permit the issuance of Series A Preferred Stock, FOR the Charter amendment to permit the issuance of undesignated preferred stock and FOR the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for fiscal 1997.

                   VOTING STOCK OUTSTANDING AND SHAREHOLDERS

     The outstanding voting securities of the Company consist of shares of Common Stock, each share of which entitles the holder to one vote on each matter presented for action at the 1997 Annual Meeting, which may be given by proxy duly authorized in writing or in person. The record date for the determination of the shareholders entitled to vote at the 1997 Annual Meeting has been established as the close of business on April 21, 1997. As of such record date
there were           shares of Common Stock outstanding and entitled to vote.

                                     VOTING

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. An affirmative vote of a plurality of the shares present or represented and voting at the meeting is required for the election of directors. The affirmative vote of a majority of all of the issued and outstanding shares of the Common Stock, whether present or represented at the meeting or not, will be required to approve the amendments of the Charter. The affirmative vote of a majority of the shares present or represented and voting will be required for adoption of the 1997 Stock Incentive Plan, ratification of the Company's selection of independent auditors and all other business as may properly come before the meeting or any adjournments thereof. The votes will be tabulated as actually received by an automated system administered by Chase Mellon Shareholder Services, L.L.C., the Company's transfer agent.

     Under applicable law, and the Company's Charter and bylaws, an abstention or withholding of authority to vote will have no effect on the election of directors, the adoption of the 1997 Stock Incentive Plan or the ratification of the Company's selection of independent auditors, since each of these matters is determined by the number of votes cast. With regard to such matters, however, shares represented at the meeting by proxies containing instructions to abstain, or withholding authority to vote, will nonetheless be counted as present for purposes of determining whether a quorum exists. An abstention or withholding of authority to vote will have the effect of a vote against the amendments to the Charter to permit the issuance of Series A Preferred Stock and undesignated preferred stock, since the affirmative vote of a majority of all of the issued and outstanding shares of Common Stock is required to approve such amendments. If the 1997 Stock Incentive Plan is approved by a majority of the voting power of the Common Stock present or represented and entitled to vote at the 1997 Annual Meeting (counting each abstention or withholding of authority to vote as a vote against the 1997 Stock Incentive Plan), the approval of the plan will also constitute approval for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     A broker non-vote occurs when a broker holding shares registered in a street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter. Only the proposals to amend the Charter to permit the issuance of the Series A Preferred Stock and the undesignated preferred stock are deemed to be non-routine matters. Under Tennessee law and the Company's Charter and bylaws, broker non-votes will have no impact on the election of directors, the approval of the 1997 Stock Incentive Plan or the ratification of the Company's selection of independent accountants, but will have the effect of a vote against the Charter amendments to permit the issuance of Series A Preferred stock and undesignated preferred stock. Shares represented by a proxy card marked with a non-vote will be counted as present for purposes of determining the existence of a quorum.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company's bylaws provide that the Company's Board of Directors shall consist of not less than three nor more than eleven persons. The Board of Directors currently consists of seven persons, classified with respect to the terms for which they shall hold office by dividing them into three classes serving staggered terms with each class consisting, as nearly as possible, of one-third of the total number of directors. As explained below under Proposal Three, the number of members may be increased to nine in connection with the issuance of certain subordinated indebtedness of the Company. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term.

     The Board of Directors has nominated two individuals, John H. Austin, M.D. and Laurence DeFrance, for re-election as Class III Directors for a term expiring at the annual meeting of shareholders in the year 2000 or until their successors shall have been elected and qualified. Both Dr. Austin and Mr. DeFrance are currently Class III directors previously elected by the shareholders and have consented to being nominated at the 1997 Annual Meeting and to serve if so elected.

     It is intended that shares represented at the meeting by duly executed proxies will be voted in favor of the election of the two nominees named herein, unless contrary instructions are received. If for any reason either of the nominees named below should be unable to accept nomination or election as a director, an event which the Board of Directors does not anticipate, the proxy will be voted with discretionary authority for a substitute nominee or substitute nominees as shall be designated by the current Board of Directors and for the remaining nominee, if any, named below.

                  CLASS III NOMINEES STANDING FOR RE-ELECTION
                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      2000 ANNUAL MEETING OF SHAREHOLDERS

                              John H. Austin, M.D.
                               Laurence DeFrance

                        CONTINUING DIRECTORS WHOSE TERMS
                            HAVE NOT EXPIRED AND ARE
                             NOT UP FOR RE-ELECTION

                                    CLASS I
                         THREE-YEAR TERM EXPIRES AT THE
                      1998 ANNUAL MEETING OF SHAREHOLDERS

                                Richard H. Jones
                                 Allen F. Wise

                                    CLASS II
                         THREE-YEAR TERM EXPIRES AT THE
                      1999 ANNUAL MEETING OF SHAREHOLDERS

                               Philip N. Bredesen
                          Emerson D. Farley, Jr., M.D.
                              Lawrence N. Kugelman

     On October 7, 1996, the Board of Directors elected Mr. Wise as a director simultaneously with his employment as President and Chief Executive Officer of the Company. Mr. Wise is a Class I Director whose term will expire at the 1998 annual meeting of shareholders. In April 1997, Mr. Bredesen accepted a position as a Class II Director whose term will expire at the 1999 annual meeting of shareholders. See "Management," below, for information concerning the business experience of the Nominees and the Continuing Directors.

     A plurality of the votes cast is necessary for election of each nominee. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF BOTH NOMINEES.

CERTAIN BOARD INFORMATION

     The Board of Directors held eleven regular meetings and one special meeting during fiscal year 1996. Each director attended at least 75% of the meetings held by the Board of Directors and by the committees of which he was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

     To permit the Board of Directors to discharge its duties more efficiently, it has established the following three standing committees:

     The Audit and Finance Committee is composed of Laurence DeFrance (Chair) and John H. Austin, M.D. Responsibilities of this committee include making recommendations as to the engagement of independent auditors, reviewing audit fees, supervising matters relating to audit functions, reviewing and setting internal policies and procedures regarding audits, accounting and other financial controls and reviewing related party transactions. During fiscal year 1996, the Audit and Finance Committee met four times.

     The Compensation and Benefits Committee is composed of Laurence DeFrance (Chair) and John H. Austin, M.D. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, grants of stock options to employees of the Company under the Company's employee stock option plans and grants of other benefits under the Company's compensation plans, and general review of the Company's employee compensation policies. During fiscal year 1996, the Compensation and Benefits Committee met two times.

     The Nominating Committee constitutes a standing committee of the full Board of Directors. Responsibilities of this committee include searching for and making recommendations for the nomination of potential new directors as candidates for election by the shareholders and/or the Board of Directors. Although the Nominating Committee does not solicit suggestions for nominees for the Board of Directors from shareholders, suggestions for nominees accompanied by biographical data will be considered if submitted to the Company in the manner and within the time limits for shareholder proposals as set forth in this Proxy Statement under "Shareholder Proposals," below. During fiscal year 1996, the Nominating Committee met in conjunction with the regular meetings of the Board of Directors.

DIRECTORS' COMPENSATION

     All directors are reimbursed by the Company for out-of-pocket expenses incurred in connection with attendance at meetings. Members of the Board of Directors who are not officers or employees of the Company, its subsidiaries or affiliates ("Outside Directors") each receive an annual retainer of $16,000 paid in quarterly installments of $4,000 each. Outside Directors also receive $1,000 for each meeting of the Board of Directors or any committee thereof attended, and $500 for each telephonic meeting.

     Pursuant to the 1993 Outside Directors Stock Option Plan, as amended (the "1993 Directors Plan"), each director who is not an employee of or consultant to the Company or one of its subsidiaries receives a grant of stock options for 2,000 shares, or 6,000 shares in the case of the Chairman of the Board of Directors, of the Company's Common Stock on January 1 of each year. Because Dr. Farley serves as a consultant to Coventry HealthCare Management Corporation, a subsidiary of the Company, he is eligible to receive options under the Company's stock option plans for employees and consultants but is not eligible to receive options under the 1993 Directors Plan. Mr. Kugelman did not receive the stock option grant on January 1, 1996, because he was employed by the Company as Interim President and Chief Executive Officer on that date.

        VOTING STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 1997, regarding the beneficial ownership of the Company's Common Stock by (i) each person or group who is known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) all directors and nominees for director of the Company, (iii) each executive officer named in the Executive Compensation Table and (iv) all directors and executive officers of the Company as a group. The number of shares beneficially owned by each director or executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The Company believes that each of the beneficial owners of the Common Stock listed below, based on information furnished by such owner, has sole voting and investment power (or shares such powers with his or her spouse or in the case of an entity, with its affiliates) with respect to such shares, subject to the information contained in the notes to the table.

                                                              AMOUNT AND
                                                              NATURE OF      PERCENT
                                                              BENEFICIAL    OF VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNERSHIP     STOCK(1)
------------------------------------                          ----------    ---------
Massachusetts Financial Services Company(2).................  3,282,065        9.9%
  500 Boylston Street
  Boston, MA 02116
The Crabbe Huson Group, Inc.(3).............................  2,539,500        7.7%
  121 S.W. Morrison, Suite 1400
  Portland, OR 97204
Neuberger & Berman, LLC(4)..................................  2,509,200        7.6%
  605 Third Avenue
  New York, NY 10158-3698
Philip N. Bredesen..........................................  1,769,276        5.4%
  Office of the Mayor
  107 Metropolitan Courthouse
  Nashville, TN 37201
John H. Austin, M.D.........................................     29,834(5)    *
Laurence DeFrance...........................................     13,334(5)    *
Emerson D. Farley, Jr., M.D.................................     77,510(5)    *
Christopher T. Fey..........................................    510,640(5)     1.6%
Richard H. Jones............................................    121,036(5)    *
Lawrence N. Kugelman........................................     64,000(5)    *
Frederick G. Merkel.........................................     80,688(5)    *
Thomas J. Murray............................................     48,584(5)    *
Allen F. Wise...............................................      2,125       *
Executive Officers and Directors as a Group (19 persons)....  1,046,229(5)     8.6%

---------------

 * Less than one percent.
(1) For purposes of this table, a person or group of persons is deemed to beneficially own shares issuable upon the exercise of warrants or options that are currently exercisable or that will become exercisable within 60 days from the date set forth above.
(2) According to its most recent Schedule 13G, Massachusetts Financial Services Company is a Delaware corporation.
(3) According to its most recent Schedule 13G, the Crabbe Huson Group, Inc. is an Oregon corporation.
(4) According to its most recent Schedule 13G, Neuberger & Berman, LLC is a New York limited liability company.
(5) Includes the following shares issuable upon exercise of stock options which are currently exercisable or which will become exercisable within 60 days of the date set forth above: John H. Austin, M.D., 15,334 shares subject to options; Laurence DeFrance, 11,334 shares subject to options; Emerson D. Farley, Jr., M.D., 17,000 shares subject to options; Christopher T. Fey, 50,000 shares subject to options; Richard H. Jones, 121,036 shares subject to options; Lawrence N. Kugelman, 129,000 shares subject to options; Frederick G. Merkel, 80,168 shares subject to options; Thomas J. Murray, 48,584 shares subject to options; and all executive officers and directors as a group (19 persons), 443,168 shares subject to options.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Company's directors and executive officers are as follows:

NAME                            AGE                        POSITION
----                            ---                        --------
John H. Austin, M.D...........  52    Director(1)(2)
Philip N. Bredesen............  53    Director
Laurence DeFrance.............  52    Director(1)(2)
Emerson D. Farley, Jr., M.D...  58    Director
Richard H. Jones..............  41    Director, Senior Vice President, Finance and
                                      Development
Lawrence N. Kugelman..........  54    Director
Allen F. Wise.................  54    Director, Chief Executive Officer and President
Joseph N. Carroll.............  58    Vice President of Operations
Christopher T. Fey............  45    Vice President
James L. Gore.................  59    Vice President
James R. Hailey...............  40    Vice President, Specialty Markets
Jan H. Hodges.................  37    Vice President, Finance
Nancy I. Lorenz...............  49    Vice President, Government Programs
George R. Mark................  36    Vice President
Robert A. Mayer...............  54    Senior Vice President
Frederick G. Merkel...........  43    Regional Vice President
Thomas J. Murray..............  51    Vice President
Shirley R. Smith..............  52    Vice President, Corporate General Counsel and
                                      Secretary
Dale B. Wolf..................  42    Senior Vice President, Chief Financial Officer and
                                        Treasurer

---------------

(1) Member of Compensation and Benefits Committee
(2) Member of Audit and Finance Committee

     Dr. Austin has been a director of the Company since January 1988 and was elected Chairman of the Board of Directors in December 1995. From October 1994 to March 1997, he served as President of the Professional Services Division of Unihealth, one of the nation's largest voluntary non-profit healthcare networks. From July 1992 to October 1994 he was a self-employed healthcare consultant. He was employed as Executive Vice President and Medical Director for Health Plan of America, a health maintenance organization ("HMO"), from 1987 until June 1992.

     Mr. Bredesen accepted a position as a director of the Company in April 1997. He was formerly a director of the Company from its founding in November 1986 to January 1993. He is currently the Mayor of the Metropolitan Government of Nashville and Davidson County, Tennessee, having been elected to that position in August 1991 and re-elected in August 1995.

     Mr. DeFrance has been a director of the Company since August 1990. He is currently self-employed. He was a member of the Board of Directors of DeVlieg-Bullard, Inc., a manufacturer of precision engineered machine tools, from April 1986 to December 1994. He was DeVlieg-Bullard's President from April 1986 to March 1992 and its Chief Executive Officer from December 1989 to March 1992.

     Dr. Farley has been a director of the Company since December 1994. Dr. Farley founded Medical Specialists, Inc., a multi-specialty internal medicine group located in Richmond, Virginia, in 1972, and has been a practicing member of that group since its inception. Since 1989 he has been the Medical Director for Signet Bank in Richmond, Virginia. From 1984 to 1994, he was the Chairman of the Board of Directors of Southern Health Management Corporation (now known as Coventry HealthCare Management Corporation).

     Mr. Jones has been a director of the Company since December 1995. A certified public accountant, Mr. Jones was named President and Chief Executive Officer of Group Health Plan, Inc. on October 7, 1996. He is also Senior Vice President, Finance and Development of the Company and was Treasurer of the Company from June 1993 until December 1996. From November 1990 to June 1993, he was Vice President, Chief Financial Officer and Treasurer of the Company.

     Mr. Kugelman has been a director of the Company since August 1992. He was interim Chief Executive Officer and President of the Company from December 1995 until October 6, 1996. From March 1995 until December 1995 he was a self-employed healthcare consultant. He was Executive Vice President of American Medical International, an organization that owns and operates acute care hospitals nationwide, from January 1993 to March 1995. From July 1992 to December 1992, he was Executive Director of the Sisters of St. Joseph Healthcare Foundation, which was created in connection with HealthPlan of America's conversion from not-for-profit to for-profit status. He was President and Chief Executive Officer of Health Plan of America from September 1986 to July 1992.

     Mr. Wise was elected a director of the Company in October 1996. He was named President and Chief Executive Officer of the Company on October 7, 1996. From October 1994 to October 1996, he was Executive Vice President of United HealthCare Corp., a managed healthcare company. From January 1994 to October 1994 he was President and Chief Executive Officer of Wise Health System, a healthcare investment company. From 1991 to 1994, Mr. Wise was President and Chief Executive Officer of Keystone Health Plan, a managed healthcare company, and was also Chief Operating Officer of Independence Blue Cross, a healthcare insurance company located in Philadelphia, Pennsylvania.

     Mr. Carroll was elected Vice President of Operations of the Company on October 14, 1996. From April 1996 to October 1996, he was a self-employed healthcare consultant. From March 1992 to April 1996, Mr. Carroll was the Senior Vice President and Chief Information Officer of Independence Blue Cross, a healthcare insurance company located in Philadelphia, Pennsylvania.

     Mr. Fey has been a Vice President of the Company since September 1995. Since 1992 he has been Chief Executive Officer of HealthCare USA, Inc. From 1992 to November 1995 and from March 20, 1996 to the present he has been President of HealthCare USA, Inc. From 1990 to 1992, Mr. Fey was President of Healthcare Communication Services, Inc., a healthcare consulting and publishing company located in Gainesville, Florida.

     Mr. Gore has been a Vice President of the Company since December 1994. Since 1990 he has been President and Chief Executive Officer of Coventry HealthCare Management Company and its two subsidiaries, Southern Health Benefit Services, Inc., a third party claims administrator for claims processing, and Southern Health Services, Inc., a 57,000 member open panel HMO located in Richmond, Virginia.

     Mr. Hailey has been the Vice President, Specialty Markets, of the Company since March 1994. Prior to joining the Company, Mr. Hailey was employed by SmithKline Beecham Pharmaceuticals ("SmithKline"), an international pharmaceutical company. From March 1982 to March 1994, Mr. Hailey's experience at SmithKline included managed care sales, marketing, sales management and hospital sales. For more than three years, he practiced clinical pharmacy in a teaching hospital. Mr. Hailey holds a Doctor of Pharmacy license.

     Ms. Hodges has been the Vice President, Finance of the Company since November 1994. Ms. Hodges was Director of Taxation and Treasury of the Company from February 1991 to November 1994. Ms. Hodges is a certified public accountant.

     Ms. Lorenz has been the Vice President, Government Programs of the Company since March 1995. From January 1994 to March 1995, Ms. Lorenz served as Director of Government Programs for Sanus Corporate Health Systems (now known as NYLCare), a managed healthcare company, in Fort Lee, New Jersey, and was responsible for the nationwide expansion of Medicare and Medicaid risk contracts. From 1991 to 1993 she served as Medicare Program Coordinator for the Health Care Financing Administration in New York.

     Mr. Mark was named Vice President of the Company and Vice President and Chief Financial Officer of HealthAmerica Pennsylvania, Inc. on December 16, 1996. From October 1993 to December 1996, Mr. Mark was a partner with Coopers & Lybrand L.L.P., an international professional services firm. From September 1991 to October 1993, he was a senior manager with the same firm. Mr. Mark is a certified public accountant.

     Mr. Mayer was named Senior Vice President of the Company and Chief Operating Officer of HealthAmerica Pennsylvania, Inc. on February 10, 1997. From November 1994 to February 1997, he was President and Chief Executive Officer of Independence Financial Services Corp., an insurance holding company located in Stamford, Connecticut. From February 1989 to November 1994, Mr. Mayer was Senior Vice President, Chief Financial Officer, Treasurer and a Director of Sierra Health Services, Inc., a managed care company located in Las Vegas, Nevada which provides a wide range of services.

     Mr. Merkel has been a Regional Vice President of the Company since April 1994. Since October 1995 he has been Chief Executive Officer of HealthAmerica Pennsylvania, Inc. He was President and Chief Executive Officer of HealthAmerica of Central Pennsylvania, a division of HealthAmerica Pennsylvania, Inc., from February 1991 to October 1995.

     Mr. Murray has been a Vice President of the Company since December 1995. He is also Senior Vice President and Chief Marketing Officer of HealthAmerica Pennsylvania, Inc. He previously served as President, from November 1995 to March 1997, and as Senior Vice President, Marketing from October 1988 to November 1995, of HealthAmerica Pennsylvania, Inc.'s Pittsburgh operation.

     Ms. Smith has been a Vice President, Corporate General Counsel and Secretary of the Company since March 1994. From August 1993 to March 1994, she was Acting General Counsel and Secretary of the Company. From April 1989 to August 1993, she was Assistant General Counsel of the Company.

     Mr. Wolf was elected Senior Vice President, Chief Financial Officer and Treasurer of the Company on December 9, 1996. From August 1995 to December 1996, he was Executive Vice President of SpectraScan Health Services, Inc., a Connecticut women's healthcare services company. From January 1995 to August 1995, Mr. Wolf was Senior Vice President, Business Development for MetraHealth Companies, Inc., a Connecticut managed healthcare company. Prior to that, from August 1988 to December 1994, Mr. Wolf was Vice President, Specialty Operations Officer for the Managed Care and Employee Benefits Operations of The Travelers, a Hartford, Connecticut insurance company. Mr. Wolf is a Fellow of the Society of Actuaries.
                             ---------------------

                             EXECUTIVE COMPENSATION

     The following table sets forth annual, long-term and other compensation awarded to, earned by or paid to the Chief Executive Officer and the persons who, in fiscal 1996, were the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the three fiscal years ended December 31, 1994, 1995 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                      ---------------
                                                ANNUAL COMPENSATION     SECURITIES
                                                -------------------     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR    SALARY     BONUS     OPTIONS/SARS(#)   COMPENSATION
---------------------------              ----   --------   --------   ---------------   ------------
Allen F. Wise (1)......................  1996   $137,395   $     --       400,000          $   --
  President & Chief Executive Officer    1995         --         --            --              --
                                         1994         --         --            --              --
Lawrence N. Kugelman(2)................  1996    247,262         --        25,000(3)        6,500(5)
  Director, Former President & Chief     1995     24,167         --         2,000(4)       27,000(6)
  Executive Officer                      1994         --         --         2,000(4)       26,000(6)
Frederick G. Merkel....................  1996    245,607         --       100,000(3)        1,182(5)
  Regional Vice President                1995    219,371         --        25,000           2,910(5)
                                         1994    151,940     67,500        60,000           1,000(5)
Richard H. Jones.......................  1996    229,588         --       100,000(3)        6,750(5)
  Senior Vice President, Finance &       1995    205,000         --        25,000           6,000(5)
  Development                            1994    180,290     64,000            --           6,000(5)
Thomas J. Murray.......................  1996    229,343         --        20,000(3)       11,177(5)
  Vice President                         1995    198,799     12,637        25,000           9,123(5)
                                         1994    134,675     65,900            --           4,587(5)
Christopher T. Fey.....................  1996    220,966         --        25,000(3)           --
  Vice President                         1995    222,819         --       140,000              --
                                         1994    143,162         --            --              --

---------------

(1) Allen F. Wise was appointed President and Chief Executive Officer effective October 7, 1996.
(2) Lawrence N. Kugelman served as interim President and Chief Executive Officer from December 14, 1995 through October 6, 1996.
(3) Does not include options granted in exchange for outstanding options. See Report on Repricing of Options, p. 11 of this Proxy Statement.
(4) Options granted under the 1993 Directors Plan.
(5) Consists of employee contributions to the Company's Retirement Savings Plan and related nonqualified Supplemental Executive Retirement Plan.
(6) Consists of Outside Director fees.

     The following table provides information on option grants to the Named Executive Officers during fiscal 1996. No stock appreciation rights ("SARs") were granted during fiscal 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS(1)
                                -------------------------------------------------
                                              PERCENT OF
                                                TOTAL
                                 NUMBER OF     OPTIONS/                             POTENTIAL REALIZABLE VALUE AT
                                SECURITIES       SARS                                  ASSUMED ANNUAL RATES OF
                                UNDERLYING    GRANTED TO   EXERCISE                    STOCK PRICE APPRECIATION
                                 OPTIONS/     EMPLOYEES     OR BASE                        FOR OPTION TERM
                                   SARS       IN FISCAL      PRICE     EXPIRATION   ------------------------------
NAME                            GRANTED(#)       YEAR      ($/SHARE)      DATE           5%               10%
----                            -----------   ----------   ---------   ----------   -------------    -------------
Allen F. Wise.................    400,000        35.4%      $11.00      10/07/06       $2,772,000       $6,996,000
Lawrence N. Kugelman..........     25,000         2.2        12.75      03/01/06          200,813          506,813
Frederick G. Merkel...........    100,000         8.8        12.75      09/06/06          803,250        2,027,250
Richard H. Jones..............    100,000         8.8        12.75      09/06/06          803,250        2,027,250
Thomas J. Murray..............     20,000         1.8        12.75      03/01/06          160,650          405,450
Christopher T. Fey............     25,000         2.2        12.75      03/01/06          200,813          506,813

---------------

(1) Generally, all options vest in equal increments annually over a four year period; Mr. Wise's options vest in equal increments annually over three years. Upon a sale or transfer of all or substantially all of the capital stock or assets of the Company, or a merger or consolidation with an unaffiliated entity, all options will fully vest immediately.

     The following table provides information as to options exercised or held during fiscal 1996 by the Named Executive Officers:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                   NUMBER OF
                                                                   SECURITIES          VALUE OF
                                                                   UNDERLYING        UNEXERCISED
                                                                  UNEXERCISED        IN-THE-MONEY
                                                                OPTIONS/SARS AT    OPTIONS/SARS AT
                                                                FISCAL YEAR-END    FISCAL YEAR-END
                                                                      (#)                ($)
                                     SHARES                     ----------------   ----------------
                                  ACQUIRED ON       VALUE       EXERCISABLE(E)/    EXERCISABLE(E)/
NAME                              EXERCISE (#)   REALIZED ($)   UNEXERCISABLE(U)   UNEXERCISABLE(U)
----                              ------------   ------------   ----------------   ----------------
Allen F. Wise...................          --       $     --              --E            $  --E
                                                                    400,000U               --U
Lawrence N. Kugelman............          --             --          29,000E               --E
                                                                         --U               --U
Frederick G. Merkel.............          --             --          80,168E            8,046E
                                                                    152,500U               --U
Richard H. Jones................          --             --         121,036E            4,321E
                                                                    127,500U               --U
Thomas J. Murray................          --             --          48,584E               --E
                                                                     41,750U               --U
Christopher T. Fey..............          --             --          50,000E               --E
                                                                    115,000U               --U

                      REPORT ON REPRICING OF OPTIONS/SARS

     In February and September 1996, the Committee determined that the outstanding stock options held by certain Company employees were no longer serving as an adequate incentive to such employees because of declines in the Company's stock price, particularly as compared to 1994 and 1995. Believing that it was important to encourage employee stock ownership and to provide incentives to increase shareholder value from the then current stock price, the Committee offered certain employees, including executive officers, the opportunity to exchange certain existing, non-vested non-qualified stock options for the same number of new non-vested non-qualified options at the then current market price. The following table provides information as to these and other exchanges of options held by executive officers during the last ten fiscal years:

                         TEN-YEAR OPTION/SAR REPRICINGS

                                            NUMBER OF                                                   LENGTH OF
                                           SECURITIES                                                    ORIGINAL
                                           UNDERLYING    MARKET PRICE     EXERCISE                     OPTION TERM
                                            OPTIONS/     OF STOCK AT    PRICE AT TIME                  REMAINING AT
                                              SARS         TIME OF      OF REPRICING                     DATE OF
                                           REPRICED OR   REPRICING OR        OR         NEW EXERCISE   REPRICING OR
NAME                              DATE     AMENDED(#)    AMENDMENT(1)   AMENDMENT(1)      PRICE(1)      AMENDMENT
----                            --------   -----------   ------------   -------------   ------------   ------------
Lawrence N. Kugelman..........  11/06/96      25,000       $ 9.6250        $ 17.500       $ 12.750       10 years
  Director, Former President &
  Chief Executive Officer
Christopher T. Fey............  09/06/96      30,000       $12.7500        $ 15.875       $12.7500        9 years
  Vice President                09/06/96      60,000        12.7500          15.875        12.7500        9 years
                                09/06/96      25,000        12.7500          17.500        12.7500       10 years
Richard H. Jones..............  10/23/91       8,334       $ 4.8750        $ 7.5000       $ 5.0000        9 years
  Senior Vice President,        10/23/91       8,334         4.8750          7.5000         5.0000        9 years
  Finance & Development         02/20/96      35,000        17.0000         21.2500        18.1250        7 years
                                09/06/96      18,750        12.7500         15.8750        12.7500        9 years
                                09/06/96      17,500        12.7500         18.1250        12.7500       10 years
                                09/06/96      25,000        12.7500         17.5000        12.7500       10 years
Frederick G. Merkel...........  10/23/91         500       $ 4.8750        $ 6.3750       $ 5.0000        8 years
  Regional Vice President       10/23/91       3,334         4.8750          7.5000         5.0000       10 years
                                02/20/96      15,000        17.0000         21.2500        18.1250        7 years
                                02/20/96      60,000        17.0000         19.0000        18.1250        8 years
                                09/06/96      18,750        12.7500         15.8750        12.7500        9 years
                                09/06/96       7,500        12.7500         18.1250        12.7500       10 years
                                09/06/96      30,000        12.7500         18.1250        12.7500       10 years
                                09/06/96      25,000        12.7500         17.5000        12.7500       10 years
Thomas J. Murray..............  10/23/91       1,666       $ 4.8750        $ 6.3750       $ 5.0000        7 years
  Vice President                02/20/96      12,000        17.0000         21.2500        18.1250        7 years
                                09/06/96      18,750        12.7500         15.8750        12.7500        9 years
                                09/06/96       6,000        12.7500         18.1250        12.7500       10 years
                                09/06/96      20,000        12.7500         17.5000        12.7500       10 years
Gregg P. Allen, M.D...........  10/23/91       1,000       $ 4.8750        $ 6.3750       $ 5.0000        8 years
  Former Vice President         02/20/96      25,000        17.0000         22.7500        18.1250        8 years
Stephen Beckman...............  10/23/91      33,334       $ 4.8750        $ 7.5000       $ 5.0000       10 years
  Former Vice President
C. Michael Blackwood..........  10/23/91       2,500       $ 4.8750        $ 6.3750       $ 5.0000        7 years
  Former Vice President         10/23/91       5,000         4.8750          7.5000         5.0000        9 years
Michael Fiaschetti............  02/20/96      10,000       $17.0000        $23.3750       $18.1250        8 years
  Former Vice President         09/06/96       5,000        12.7500         18.1250        12.7500        8 years
                                09/06/96      18,750        12.7500         15.8750        12.7500        9 years
                                09/06/96       5,000        12.7500         18.1250        12.7500       10 years
                                09/06/96      15,000        12.7500         17.5000        12.7500       10 years

                                            NUMBER OF                                                   LENGTH OF
                                           SECURITIES                                                    ORIGINAL
                                           UNDERLYING    MARKET PRICE     EXERCISE                     OPTION TERM
                                            OPTIONS/     OF STOCK AT    PRICE AT TIME                  REMAINING AT
                                              SARS         TIME OF      OF REPRICING                     DATE OF
                                           REPRICED OR   REPRICING OR        OR         NEW EXERCISE   REPRICING OR
NAME                              DATE     AMENDED(#)    AMENDMENT(1)   AMENDMENT(1)      PRICE(1)      AMENDMENT
----                            --------   -----------   ------------   -------------   ------------   ------------
James L. Gore.................  02/20/96      40,000       $17.0000        $25.0000       $18.1250        8 years
  Vice President                09/06/96      30,000        12.7500         18.1250        12.7500       10 years
                                09/06/96      15,000        12.7500         17.5000        12.7500       10 years
James R. Hailey...............  02/20/96      20,000       $17.0000        $24.7500       $18.1250        8 years
  Vice President, Specialty     09/06/96       5,000        12.7500         18.1250        12.7500        8 years
  Markets                       09/06/96       7,500        12.7500         15.8750        12.7500        9 years
                                09/06/96      10,000        12.7500         18.1250        12.7500       10 years
                                09/06/96       6,000        12.7500         17.5000        12.7500       10 years
Philip Hertik.................  10/23/91       6,668       $ 4.8750        $ 6.3750       $ 5.0000        7 years
  Former President & Chief      10/23/91      33,334         4.8750          7.5000         5.0000        9 years
  Executive Officer             10/23/91      75,000         4.8750          6.8000         5.0000       10 years
                                01/01/92       6,668         5.6250          6.3750         4.7500        7 years
                                01/01/92       6,666         5.6250          5.0000         4.7500        7 years
                                01/01/92      33,334         5.6250          7.5000         4.7500        9 years
                                01/01/92      33,334         5.6250          5.0000         4.7500        9 years
                                01/01/92      75,000         5.6250          6.8000         4.7500       10 years
                                01/01/92      75,000         5.6250          5.0000         4.7500       10 years
Jan H. Hodges.................  10/23/91         834       $ 4.8750        $ 7.5000       $ 5.0000       10 years
  Vice President, Finance       02/20/96       5,000        17.0000         21.2500        18.1250        7 years
                                09/06/96       2,500        12.7500         18.1250        12.7500        8 years
                                09/06/96       7,500        12.7500         15.8750        12.7500        9 years
                                09/06/96       2,500        12.7500         18.1250        12.7500       10 years
                                09/06/96       6,000        12.7500         17.5000        12.7500       10 years
Jess Jordan...................  10/23/91      22,668       $ 4.8750        $ 6.3750       $ 5.0000        8 years
  Former Vice President
Nancy I. Lorenz...............  09/06/96       7,500       $12.7500        $15.8750       $12.7500        9 years
  Vice President, Government    09/06/96       6,000        12.7500         17.5000        12.7500       10 years
  Programs
Marlene R. Reedy..............  09/06/96      14,500       $12.7500        $15.8750       $12.7500        9 years
  Former Vice President &
    Chief                       09/06/96       6,000        12.7500         17.5000        12.7500       10 years
  Information Officer
Vicky Savage..................  10/23/91       3,334       $ 4.8750        $ 7.5000       $ 5.0000        9 years
  Former Vice President,
    General
  Counsel & Secretary
Peter Small...................  10/23/91      10,000       $ 4.8750        $ 7.5000       $ 5.0000        9 years
  Former Senior Vice President
Shirley R. Smith..............  10/23/91         668       $ 4.8750        $ 6.3750       $  5.000        8 years
  Vice President, Corporate     02/20/96      10,000        17.0000         21.2500        18.1250        7 years
  General Counsel & Secretary   09/06/96       2,500        12.7500         18.1250        12.7500        8 years
                                09/06/96       7,500        12.7500         15.8750        12.7500        9 years
                                09/06/96       5,000        12.7500         18.1250        12.7500       10 years
                                09/06/96       6,000        12.7500         17.5000        12.7500       10 years
Mark H. Tabak.................  10/23/91      16,668       $ 4.8750        $ 7.5000       $ 5.0000        9 years
  Former Vice President

---------------

(1) All stock prices shown reflect a 1-for-3 reverse stock split effective April 21, 1991 and a 2-for-1 stock split effective July 20, 1994.

                      COMPENSATION AND BENEFITS COMMITTEE

                           Laurence DeFrance (Chair)
                              John H. Austin, M.D.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Allen F. Wise. Mr. Wise entered into an Employment Agreement effective October 7, 1996 for an initial term of one year (the "Initial Term"), which will continue on a year-to-year basis as long as a new employment contract is not executed or the agreement has not been otherwise terminated. Under the terms of the agreement, Mr. Wise receives a base salary of $450,000 per year. In addition, upon execution of the agreement, Mr. Wise received non-qualified stock options to purchase 400,000 shares of the Company's Common Stock at an exercise price of $11.00 per share, the fair market value per share of the Common Stock as of October 7, 1996. These options will vest over a period of three years, subject to acceleration in the event that substantially all of the assets or capital stock of the Company are sold or transferred or the Company is merged or consolidated with an unaffiliated entity. Mr. Wise is also eligible to receive an annual incentive bonus of up to 100% of his base salary, determined 50% on achievement of performance factors by the Company and the remainder to be granted in the sole discretion of the Compensation and Benefits Committee of the Board of Directors. If Mr. Wise's employment is terminated by the Company for any reason other than cause, or he terminates his employment with the Company as a result of a significant change in the nature or the scope of his position and authority following a Change in Control (as defined below), the Company will continue to pay his base salary at that time plus that portion of his annual incentive bonus which is based on the Company's performance, if those criteria are met, for a period of twelve months, plus any time period remaining in the Initial Term. In consideration of these benefits, Mr. Wise agreed not to compete with the Company during the term of his employment and for one year thereafter.

     Christopher T. Fey. Mr. Fey entered into an Employment Agreement with HealthCare USA, Inc., effective February 17, 1994, which was amended by an Amendment dated February 3, 1995, and executed by Mr. Fey, HealthCare USA, Inc. and the Company. Under the terms of this agreement, Mr. Fey receives a base salary (currently $220,096 per year) and is also eligible to participate in the Company's bonus programs available to officers. If Mr. Fey's employment is terminated by the Company for any reason other than cause, the Company will continue to pay his base salary at the time for a period of one year following termination of employment. In consideration of these benefits, Mr. Fey agreed not to compete with the Company during the term of his employment and for one year thereafter.

     Richard H. Jones. Mr. Jones entered into an Employment Agreement with the Company effective November 11, 1996 for an initial term of two years, which will continue on a year-to-year basis as long as a new employment contract is not executed or the agreement has not been otherwise terminated. Under the terms of this agreement, Mr. Jones receives a base salary of $265,000 per year and was granted non-qualified options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $12.75 per share, the fair market value per share of the Common Stock as of September 6, 1996. These options will vest over a period of four years, subject to acceleration in the event that substantially all of the assets or capital stock of the Company are sold or transferred or the Company is merged or consolidated with an unaffiliated entity. Of the options granted to Mr. Jones under his Employment Agreement, options to purchase 25,000 shares were exchanged for existing nonvested options to purchase the same number of shares at a higher price. Mr. Jones is eligible to participate in any annual incentive bonus programs available to officers of the Company and to receive other incentive compensation as determined annually by the Compensation and Benefits Committee of the Board of Directors. Additionally, Mr. Jones will be eligible to receive a retention bonus in the amount of $400,000 to be paid in full on January 31, 1999, if he is and has been continuously employed with the Company or a subsidiary of the Company until that time. In the event Mr. Jones terminates his employment for Good Reason (as defined below), or in the event the Company terminates his employment for any reason other than cause, Mr. Jones will continue to receive his yearly base salary for a period of 24 months following termination and will be allowed to exercise any vested options. In the event Mr. Jones' employment is terminated at any time within three years following the occurrence of a Change in Control (as defined below), the terms of this agreement, except with respect to the exercise and acceleration of options to purchase Common Stock, will become null and void, and the terms and conditions of that certain Change in Control Agreement executed by Mr. Jones and the Company as of September 12, 1995 will control. In consideration of these benefits, Mr. Jones agreed not to compete with the Company during the term of his employment and for two years thereafter.

     Under the terms and conditions of that Change in Control Agreement, in exchange for an agreement not to compete with the Company for a period of one year following the termination of his employment with the Company, Mr. Jones will receive an amount equal to 299.99% of his base salary plus 299.99% of his annual bonus if at any time within three years after a Change in Control (as defined below) his employment is terminated by the Company for any reason other than cause, or if he terminates his employment with the Company for Good Reason (as defined below). Under this agreement, benefits are payable as follows: (i) one-third of the total amount due will be paid in substantially equal semi-monthly installments over the twelve months immediately following termination of employment; and (ii) the remaining two-thirds will be paid in a lump sum within five business days after the expiration of such twelve month period.

     Frederick G. Merkel. Mr. Merkel entered into an Employment Agreement with the Company effective September 1, 1996, for an initial term of two years, which will continue on a year-to-year basis as long as a new employment contract is not executed or the agreement has not been otherwise terminated. Under the terms of this Agreement, Mr. Merkel receives a base salary of $265,000 per year, and was granted options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $12.75 per share, the fair market value per share of the Common Stock as of September 6, 1996. These options will vest over a period of four years, subject to acceleration in the event that substantially all of the assets or capital stock of the Company are sold or transferred or the Company is merged or consolidated with an unaffiliated entity. Of the options granted to Mr. Merkel under his Employment Agreement, options to purchase 25,000 shares were exchanged for existing nonvested options to purchase the same number of shares at a higher price. Mr. Merkel is eligible to participate in any annual incentive bonus programs available to officers of the Company and to receive other incentive compensation as determined annually by the Compensation and Benefits Committee of the Board of Directors. Additionally, Mr. Merkel will be eligible to receive a retention bonus in the amount of $400,000 to be paid in full on January 31, 1999, if he is and has been continuously employed with the Company or a subsidiary of the Company until that time. In the event Mr. Merkel terminates his employment for Good Reason (as defined below), or in the event the Company terminates his employment for any reason other than cause, Mr. Merkel will continue to receive his yearly base salary for a period of 24 months following termination and will be allowed to exercise any vested options. In the event Mr. Merkel's employment is terminated at any time within three years following the occurrence of a Change in Control (as defined below), the terms of this agreement, except with respect to the exercise and acceleration of options to purchase Common Stock, will become null and void, and the terms and conditions of that certain Change in Control Agreement executed by Mr. Merkel and the Company as of September 12, 1995 will control. In consideration of these benefits, Mr. Merkel agreed not to compete with the Company during the term of his employment and for two years thereafter.

     Under the terms and conditions of that Change in Control Agreement, in exchange for an agreement not to compete with the Company for a period of one year following the termination of his employment with the Company, Mr. Merkel will receive an amount equal to 299.99% of his base salary plus 299.99% of his annual bonus if at any time within three years after a Change in Control (as defined below) his employment is terminated by the Company for any reason other than cause, or he terminates his employment with the Company for Good Reason (as defined below). Under this agreement, benefits are payable as follows: (i) one-third of the total amount due will be paid in substantially equal semi-monthly installments over the twelve months immediately following termination of employment; and (ii) the remaining two-thirds will be paid in a lump sum within five business days after the expiration of such twelve month period.

     Thomas J. Murray. Mr. Murray entered into an Employment Agreement with the Company effective July 28, 1995, for an initial term of one year, which will continue on a year-to-year basis as long as a new employment contract is not executed or the agreement has not been otherwise terminated. Under the terms of this agreement, Mr. Murray receives a base salary (currently $227,513 per year) and is also eligible to participate in any annual incentive bonus programs available to officers of the Company and to receive other incentive compensation as determined annually by the Compensation and Benefits Committee of the Board of Directors of the Company. During the term of the Agreement, if Mr. Murray's employment is terminated for any reason other than cause, or Mr. Murray terminates his employment for Good Reason (as defined below), Mr. Murray will continue to receive his yearly base salary for a period of 12 months following termination. If at any time within two years following the occurrence of a Change in Control Mr. Murray's employment with the Company is terminated for any reason other than cause, or he terminates his employment for Good Reason, Mr. Murray will receive 150% of his base salary and 150% of his bonus at the time of termination. In consideration of these benefits, Mr. Murray agreed not to compete with Company during the term of his employment and for a period of one year thereafter or 18 months thereafter in the case of termination following a Change in Control.

     Definitions. For purposes of the agreements described above, a "Change in Control" is defined to include any of the following events: (i) the acquisition of at least a majority of the outstanding shares of the Company's Common Stock by any person or entity; (ii) the merger or consolidation of the Company into or with another entity if, as a result, the persons who owned a majority of the Common Stock prior to the transaction do not own a majority after the transaction; (iii) the sale of substantially all of the assets of the Company; or (iv) any change in the composition of the Board of Directors such that persons who at the beginning of any period of up to two years constituted at least a majority of the Board of Directors cease to constitute at least a majority of the Board of Directors at the end of such period.

     For purposes of the agreements described above, "Good Reason" is generally defined to include a significant change in the nature or scope of the executive's position and authority or a reduction in base salary. In the Change in Control Agreements and Mr. Murray's Employment Agreement, "Good Reason" also includes certain substantial reductions in incentive compensation or a change in the location in which the executive is required to perform services.

     Acceleration of Other Options on a Change in Control. The Compensation and Benefits Committee has determined that certain key executive officers who are granted stock options under the Company's stock option plans will become fully vested in all options granted to them if, during their employment, substantially all of the capital stock or assets of the Company are sold or transferred, or if the Company is merged into or consolidated with another unaffiliated entity.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 19 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

     Under the direction of the Compensation and Benefits Committee (the "Committee") and the Board of Directors, the Company has developed and implemented compensation practices for its executive officers. In order to provide information on current and future compensation practices of the Company, the Committee has furnished the following report on executive compensation.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy provides guiding principles for compensation program design and for compensation decisions pertaining to the Company's executive officers.

     The Committee's compensation philosophy embodies three primary objectives:

          1. To provide incentives for value delivered to the Company's shareholders.

          2. To establish a clear connection between individual executive performance and changes in compensation.

          3. To provide a system of rewards that is strongly biased toward motivating executives and, at the same time, is competitive with industry standards.

To fulfill these primary objectives, executive compensation programs will provide rewards for the achievement of business plan results and other strategic objectives, and will be an important motivator for the Company's executives.

     The Committee and its counselors use multiple sources of information for evaluating and establishing appropriate compensation levels. They rely on healthcare industry and peer group data in constructing the peer group of companies. This peer group consists of publicly traded managed healthcare companies operating nationwide which have similar operations and are of comparable size to the Company. Some, but not all, of these companies are included in the HealthCare Composite Index used in the Performance Graph on page 19 of this Proxy Statement. Consistent with these objectives, the Company seeks to position its executives at the median of the peer group, as adjusted for differences in market capitalization.

     The Company's executive compensation program has three components -- base salary, annual incentive bonuses and long-term compensation. The Committee believes this mix reflects industry-wide practices.

     The Committee believes that incentive, or variable, compensation should be awarded primarily as a result of commensurate performance. The Committee, therefore, has approved compensation programs which include high threshold (minimum) levels of performance. Balanced against the need to condition certain forms of compensation on high levels of Company-wide performance are the necessities of attracting and retaining talented executives in the face of adverse trends in the industry and the need to recognize individual performance in a variety of circumstances.

     During 1996, the Company hired a new CEO and three other executive officers, and in each case entered into an employment agreement with the new executive officer. The base salary and other compensation provided in these employment agreements reflected competitive conditions in the industry at the time of hiring and was necessary to attract individuals of the requisite caliber. The Committee also believes that, in each case, the entry into an employment agreement was appropriate to provide stability for both the executives and the Company.

DESCRIPTION OF COMPENSATION PROGRAMS

     The following text briefly describes the role of each element of compensation.

  Base Salary

     Base salary serves primarily as an attraction and retention device. Aggregate base salary increases are intended to parallel increases in the pay levels of executives in the healthcare industry as a whole. Individual executive salary increases reflect the individual's level of performance and current position within established salary ranges, as well as industry trends.

  Annual Incentive

     The purpose of the Company's annual incentive plan is to recognize and reward executives for taking actions that build the value of the Company, generate competitive total returns to shareholders and maximize the profitability of the Company. The basis for annual incentive awards recognizes financial goals of significant importance to the Company. The Committee makes awards on the basis of corporate and individual performance, with a greater emphasis on corporate financial performance. Awards are based on the achievement of budgeted operating income targets by operating units, the achievement of certain membership enrollment targets and the attainment of critical success factors developed by key executives. Because the Company's goals were not achieved in 1996, no annual incentive compensation was awarded to executive officers for 1996.

     Every three to five years the Committee will reevaluate the annual incentive plan to ensure its effectiveness.

  Long-Term Incentives Compensation and Other Long-Term Compensation
Arrangements

     The Company's current long-term incentive program is designed to reward executive performance in executing the long-term business strategies and in building shareholder value through awards of non-qualified and incentive stock options. The Committee does not consider the amount of Common Stock already owned by an executive when making awards of stock options. During 1996, only non-qualified stock options were granted to the Company's named executive officers, and the exercise price in each case was the fair market value on the date of grant. Please see the Committee's separate report under the heading "Report on Repricing Options/SARs" on page 11 of this Proxy Statement.

     In April 1997, the Committee recommended that the Board of Directors adopt, subject to shareholder approval, a new stock incentive plan, which would provide a wider range of equity incentives for executive officers and other employees and would take advantage of additional flexibility provided under recent revisions to Rule 16b-3 under the Exchange Act. In accordance with this recommendation, the Board of Directors adopted the 1997 Stock Incentive Plan described under Proposal Number Two in this Proxy Statement.

     In order to assure the Company of continuity of management despite changing conditions in the healthcare industry as a whole, the Committee approved a retention bonus arrangement for certain executive officers in 1996. Under these bonus arrangements, the executive will be paid a bonus if the executive remains continuously employed by the Company through January 1999. To provide additional security to its executives and to encourage them to identify with the long-term goals of the Company, the Company entered into employment agreements with certain of its executive officers providing for an initial term of one year, which is automatically renewable on a year-to-year basis, and providing for severance in the event of termination of employment, in exchange for an agreement not to compete with the Company during the term of employment and for a period of one to two years following termination of employment.

  Compensation Administration

     The Committee follows an annual process in administering each of the three components of executive compensation. Similarly, our compensation programs rely on an annual performance evaluation process. Moreover, the Committee reserves the right to use its own outside consultants in order to assure that it has the best possible information and an objective approach to the administration of compensation programs.

     The Committee intends for all compensation paid to the Company's executive officers to be fully deductible to the Company under the federal income tax laws, and it intends to take such steps as may be necessary to ensure this continuing deductibility status, except in the case of incentive stock options, which the Company has no current intention of issuing.

  Chief Executive Officer Compensation

     Consistent with its compensation philosophy, the Committee based the CEOs' total compensation during 1996 on the overall performance of the Company and on relative levels of compensation for CEOs in the healthcare industry.

     The Committee appointed Mr. Kugelman as interim Chief Executive Officer in December, 1995 at a base salary of $290,000. On March 1, 1996, Mr. Kugelman received vested options to purchase 25,000 shares of Common Stock at fair market value on the date of the grant. The Committee offered Mr. Kugelman the opportunity to exchange these options for the same number of new vested options at the September 6, 1996 market price, as described under the Committee's "Report on Repricing Options/SARs" on page 11 of this Proxy Statement.

     Upon the resignation of Mr. Kugelman effective October 6, 1996, the Board of Directors elected Mr. Wise to the position of Chief Executive Officer. The Compensation Committee engaged executive search consultants in connection with its chief executive officer search, and received recommendations from such consultants in connection with Mr. Wise's compensation arrangement. The Committee made the determination that Mr. Wise's base salary should be set at $450,000, based upon his experience and competitive levels of compensation of other CEOs at comparable companies. In accordance with his employment agreement, Mr. Wise also received an option to purchase 400,000 shares of Common Stock at fair market value on the date of the grant and will be eligible to receive other stock incentives on the same terms as other executive officers.

     Pursuant to Mr. Wise's employment agreement, he is eligible to receive annual incentive compensation for 1997 and thereafter in an amount up to 100% of his base salary. Half of this incentive compensation is based on achievement of budget or other operational factors as determined by the Committee on an annual basis and the remainder is to be granted in the sole discretion of the Committee. Mr. Wise's employment agreement also includes severance in the event of termination of employment, in exchange for an agreement not to compete with the Company during the term of employment and for a period of at least one year thereafter.

                      COMPENSATION AND BENEFITS COMMITTEE

                           Laurence DeFrance (Chair)
                              John H. Austin, M.D.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1996, the members of the Compensation and Benefits Committee were Laurence DeFrance (Chair), Emerson D. Farley, Jr., M.D. and John H. Austin, M.D. Neither Mr. DeFrance nor Dr. Austin is an officer or employee or former officer or employee of the Company or any of its subsidiaries; and neither Mr. DeFrance nor Dr. Austin has any relationship requiring disclosure by the Company under applicable rules and regulations promulgated by the Securities and Exchange Commission. As described below, Dr. Farley serves as a consultant to a subsidiary of the Company. Dr. Farley resigned from the Compensation and Benefits Committee on December 18, 1996. After the 1996 annual meeting of shareholders, Dr. Farley did not participate in decisions of the Compensation and Benefits Committee concerning executive compensation that would otherwise qualify for the performance-based compensation exemption from the $1,000,000 limit on the tax deductibility of certain executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Company and Dr. Farley entered into a Consulting Agreement dated January 1, 1995, under which Dr. Farley provides consulting services to Coventry HealthCare Management Corporation, the Company's subsidiary headquartered in Richmond, Virginia, in exchange for a fee of $72,000 per annum. Dr. Farley served as Chairman of Southern Health Management Corporation, the predecessor of Coventry HealthCare Management Corporation, prior to its acquisition by the Company on December 1, 1994. The Consulting Agreement is for a period of one year renewable annually but may be terminated by either party by giving the other party 60 days prior written notice of such termination. In addition, unvested non-qualified options held by Dr. Farley to purchase 5,000 shares of Common Stock at an exercise price of $24.50 per share and vested non-qualified options held by Dr. Farley to purchase 7,000 shares of Common Stock at an exercise price of $24.50 per share were exchanged on September 6, 1996 and November 6, 1996 for new options to purchase the equivalent number of shares at the fair market value as of September 6, 1996 of $12.75 per share. The fair market value of the Company's Common Stock as of November 6, 1996 was $9.625 per share.

                               PERFORMANCE GRAPH

        MEASUREMENT PERIOD              COVENTRY          HEALTH CARE
      (FISCAL YEAR COVERED)            CORPORATION         COMPOSITE        S&P 500 INDEX
1991                                           100.00             100.00             100.00
1992                                           201.10              83.71             107.62
1993                                           377.78              76.67             118.46
1994                                           435.56              86.73             120.03
1995                                           366.67             136.90             165.13
1996                                           164.44             165.31             203.05

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and Dr. Emerson D. Farley, Jr. entered into a Consulting Agreement dated January 1, 1995, under which Dr. Farley provides consulting services to Coventry Healthcare Management Corporation, the Company's subsidiary headquartered in Richmond, Virginia, in exchange for a fee of $72,000 per annum. The Consulting Agreement is for a period of one year renewable annually but may be terminated by either party by giving the other party 60 days prior written notice of such termination. In addition, unvested non-qualified options held by Dr. Farley to purchase 5,000 shares of Common Stock at an exercise price of $24.50 per share and vested non-qualified options held by Dr. Farley to purchase 7,000 shares of Common Stock at an exercise price of $24.50 per share were exchanged on September 6, 1996 and November 6, 1996 for new options to purchase the equivalent number of shares at the fair market value as of September 6, 1996 of $12.75 per share. The fair market value of the Company's Common Stock as of November 6, 1996 was $9.625 per share.

     Christopher T. Fey and his wife, Tamara T. Fey, entered into a revolving line of credit promissory note (the "Note") on April 15, 1994, in the original principal amount of $250,000, in favor of HealthCare USA, Inc., headquartered in Jacksonville, Florida. The Company acquired HealthCare USA, Inc. on July 28, 1995. The maturity date of the Note is the earlier of December 31, 1997 or the date that Mr. Fey ceases to be employed by HealthCare USA, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during fiscal year 1996 pursuant to Rule 16a-3(e) of the Exchange Act and upon written representations from reporting persons that Form 5 was not required to report late filings, all reporting persons filed on a timely basis, except the following: Christopher T. Fey filed one late report relating to three transactions.

                                  PROPOSAL TWO

                           1997 STOCK INCENTIVE PLAN

     On April 5, 1997, the Board of Directors of the Company adopted the 1997 Stock Incentive Plan (the "1997 Plan"), subject to approval by the shareholders. Under the 1997 Plan, the Company may grant options and other rights with respect to the Company's Common Stock to officers, other key employees, consultants and Outside Directors of the Company.

     A total of 1,600,000 shares of Common Stock (equal to approximately 4.9% of the issued and outstanding shares of Common Stock) will be reserved for issuance under the 1997 Plan. Such number shall, upon the consummation of any Equity Issuance, increase automatically by 4.9% of the number of shares of Common Stock issued in such issuance; provided, however, that incentive stock options ("ISOs") may not be issued after more than 1,600,000 shares have been issued under the Plan. An "Equity Issuance" is defined in the 1997 Plan to mean an issuance of Common Stock by the Company in connection with a public or private offering (or on conversion of a security, including the Series A Preferred Stock or Notes described in Proposal Three, issued in a public or private offering), including in connection with an acquisition, merger or similar transaction, but excluding issuances under the 1997 Plan or in other compensatory transactions involving directors, officers or employees of the Company and its subsidiaries.

     In order for compensation under options and SARs granted to the CEO and certain other executive officers to be exempt from the $1,000,000 limitation on the deductibility of executive compensation under Section 162(m) of the Code, the Plan must specify, and shareholders must approve, a limitation on the number of shares that may be granted to any such executive officer in any year. Under the 1997 Plan, no officer of the Company or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code will be eligible to receive awards under the 1997 Plan relating to more than 400,000 shares of Common Stock in any fiscal year (the "Section 162(m) Maximum"). See "Section 162(m) Provisions" below.

     In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in the Company's corporate structure affecting the Common Stock, an appropriate substitution or adjustment will be made in the maximum number of shares that may be awarded under the 1997 Plan, in the number and option price of options and other awards then outstanding under the 1997 Plan and in the
Section 162(m) Maximum. An adjusted option price shall also be used to determine the amount payable upon exercise of any SAR associated with an option.

     The 1997 Plan will be administered by a committee (the "Plan Committee") consisting of not less than two Outside Directors appointed to serve by the Board of Directors. The initial Plan Committee will be the Compensation and Benefits Committee of the Board of Directors.

     Awards under the 1997 Plan may be made to officers, other key employees and Outside Directors of and consultants to the Company or any of its subsidiaries or affiliates. The approximate number of employees who would potentially be eligible for awards under the 1997 Plan is 130 based on the actual number of officers and Outside Directors and an estimated number of key employees and consultants eligible for awards, but actual awards will be made only at the discretion of the Plan Committee.

     The Plan Committee shall have the authority to grant (i) stock options;
(ii) SARs; (iii) restricted stock; and/or (iv) other stock-based awards; provided, however, that the power to grant and establish the terms and conditions of awards to Outside Directors under the 1997 Plan will be reserved to the Board of Directors. All decisions made by the Plan Committee pursuant to the 1997 Plan shall be made in the Plan Committee's sole discretion and shall be final and binding on all persons, including the Company and participants in the 1997 Plan.

     1. Stock Options. ISOs and non-qualified stock options may be granted for such number of shares as the Plan Committee may determine and may be granted alone, in addition to or in tandem with other awards granted under the 1997 Plan, but subject to the per person limitation on awards; provided, however, that ISOs may be granted only to employees of the Company, its subsidiaries or affiliates.

     A stock option will be exercisable, in whole or in part, at such times and subject to such terms and conditions as the Plan Committee may determine and over a term to be determined by the Plan Committee, which term will be no more than ten years after the date of grant, or no more than five years in the case of an ISO awarded to certain 10% shareholders. The option price for any ISO shall not be less than 100%, or 110% in the case of certain 10% shareholders, of the fair market value of the Common Stock as of the date of grant, and for any non-qualified stock option will not be less than 100% of the fair market value of the Common Stock as of the date of grant. Payment of the option price may be by check, note or such other instrument as the Plan Committee may accept or, in the case of a non-qualified stock option, in shares of Common Stock or shares of restricted stock or shares subject to such option or another award under the 1997 Plan having a fair market value equal to the option price.

     Upon termination of an optionholder's employment for cause or upon voluntary termination of employment by the optionee, such employee's stock options will thereupon terminate. If an optionholder's employment is involuntarily terminated without cause, stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. On the disability of an employee, stock options will be exercisable within the lesser of the remainder of the option period or, in the case of a non-qualified stock option, three years, and in the case of an ISO, one year from the date of disability. Upon the retirement of an employee, stock options will be exercisable within the lesser of the remainder of the option period or, in the case of a non-qualified stock option, three years, and in the case of an ISO, three months from the date of retirement. Upon the death of an employee, stock options will be exercisable by the deceased employee's legal representative or legatee within the lesser of the remainder of the option period or one year from the date of death. Only options which are exercisable on the date of termination, death, disability or retirement may be subsequently exercised or, except for an ISO, on such accelerated basis as determined by the Plan Committee at or after grant.

     2. SARs. SARs may be granted in conjunction with all or part of any stock option granted under the 1997 Plan. Once an SAR has been exercised, the related portion of the stock option, if any, underlying the SAR will terminate. Upon exercise of an SAR the optionee will receive cash and/or shares of Common Stock equal in value to the excess of the fair market value of one share of Common Stock over the option price per share in the related option multiplied by the number of shares in respect of which the SAR shall have been exercised. The method of payment shall be determined by the Plan Committee. SARs shall be exercisable only at such time and to the extent that the options to which they relate are exercisable, subject to any terms and conditions as determined by the Plan Committee, and shall be transferrable only to the extent the underlying option is transferrable.

     3. Restricted Stock. Restricted stock may be granted alone, in addition to or in tandem with other awards granted under the 1997 Plan and/or cash awards made outside of the 1997 Plan, but must be accepted within 60 days after the award date. The aggregate number of shares of Common Stock that may be granted as shares of restricted stock is limited to 3% of the then outstanding shares of Common Stock. The Plan Committee may condition the grant of restricted stock upon the attainment of specified performance goals or such other factors as the Plan Committee may determine. Upon termination of the employee's employment for any reason during the restriction period, all shares subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Plan Committee at or after grant. During the restriction period, the employee will have the right to vote the shares and to receive any cash dividends, unless otherwise restricted by the Plan Committee. At the time of award, the Plan Committee may permit or require that any cash dividends be deferred and reinvested in additional shares of restricted stock. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant.

     4. Other Stock-Based Awards. The Plan Committee may also grant other types of awards that are valued by reference to earnings per share or subsidiary performance. These awards may be granted alone, in addition to or in tandem with stock options, SARs or restricted stock granted under the 1997 Plan or cash awards made outside of the 1997 Plan; provided, however, that none shall be granted in tandem with ISOs if to do so would disqualify such ISOs under Section 422 of the Code. Such awards will be made upon terms and conditions as the Plan Committee may in its discretion provide. The Plan Committee may also provide for the grant of Common Stock upon completion of a specified performance period.

FEDERAL INCOME TAX ASPECTS OF THE 1997 PLAN

     The following is a brief summary of the federal income tax aspects of awards made under the 1997 Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     1. Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (i) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as long-term capital gain, and any loss sustained will be a capital loss; and (ii) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

     If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (ii) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

     2. Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options: (i) no income is realized by the participant at the time the option is granted; (ii) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation (or depreciation) after the date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares. See "Restricted Stock" below for tax rules applicable where the spread value of an option is settled in an award of restricted stock.

     3. SARs. No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives Common Stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under "Non-Qualified Stock Options."

     4. Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under
Section 83(b) of the Code, within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund or loss, for tax purposes only, in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restriction period expires, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

     5. Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

     6. Other Stock-Based Awards. The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock or in a manner not described herein.

SECTION 162(M) PROVISIONS

     Section 162(m) of the Code imposes a limitation on the deductibility of certain compensation paid to the chief executive officer and certain other executive officers of publicly traded companies. Compensation paid to these officers in excess of $1,000,000 cannot be claimed as a tax deduction by such companies unless such compensation qualifies for an exemption as performance-based compensation under Section 162(m) of the Code. It is anticipated that compensation in respect of stock options and SARs granted under the 1997 Plan will qualify for an exemption as performance-based compensation under Section 162(m) of the Code, if the exercise price per share for such options and SARs is at least equal to the fair market value per share of Common Stock on the date of grant. Other awards (if any) granted under the 1997 Plan are not expected to qualify for an exemption as performance-based compensation.

OTHER PROVISIONS OF THE 1997 PLAN

     Options and other rights that may be granted under the 1997 Plan will vest and become immediately exercisable (to the extent not theretofore vested and exercisable), and the restrictions and forfeiture provisions applicable to restricted stock and other stock-based awards will lapse if:

          (i) any person or entity (including a "group" as defined in Section 13(d) of the Exchange Act), other than the Company or a wholly owned subsidiary thereof or an employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company's securities having 35% or more of the combined voting power of all securities of the Company that may be cast in the election of directors of the Company;

          (ii) as a result of, or in connection with, a cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company, or any successor entity entitled to vote generally in the election of directors of the Company or any such successor, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute the majority thereof, unless the election or nomination for election by the Company's shareholders of such individuals first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

          (iv) the Plan Committee determines that a potential change in control has occurred as a result of either (a) shareholder approval of an agreement that would result in one of the events described above or (b) the acquisition of beneficial ownership, directly or indirectly, by any person, entity or group (other than the Company, any of its subsidiaries or any employee benefit plans of the Company) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities.

     In addition to any other restrictions on transfer that may be applicable under the terms of the 1997 Plan or the applicable award agreement, no stock option, SAR, restricted stock award or other stock-based award or other right issued under the 1997 Plan is transferrable by the participant without the prior written consent of the Plan Committee, or in the case of an Outside Director, the Board of Directors, other than (a) transfers by a participant to a member of his or her Immediate Family or a trust for the benefit of the participant or a member of his or her Immediate Family (except in the case of ISOs) or (b) transfers by will or by the laws of descent and distribution (the designation of a beneficiary will not constitute a transfer).

     Following the occurrence of any event that would result in the acceleration of vesting and exercisability as described above, the holders of stock options and other rights will, unless otherwise determined by the Committee, receive cash equal to the difference between the highest price paid per share of Common Stock in any transaction reported on the Nasdaq National Market, or paid or offered in a bona fide transaction, during the 60 days immediately prior to the change in control or potential change in control event and the exercise price of the option or other right.

     The 1997 Plan may be amended, altered or discontinued by the Board of Directors to the fullest extent permitted by the Exchange Act and the rules and regulations promulgated thereunder, provided, however, that without the approval of the Company's shareholders, no amendment, alteration or discontinuation may be made which would (i) except as a result of a stock split, stock dividend, extraordinary cash dividend, merger, recapitalization or similar transaction affecting the Common Stock, increase the maximum number of shares that may be issued under the 1997 Plan or increase the Section 162(m) Maximum, (ii) change the provisions governing ISOs except as required or permitted under the provisions governing ISOs in the Code, or (iii) make any change for which applicable law or regulatory authority (including the regulatory authority of the Nasdaq National Market or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure full deductibility of compensation received under the 1997 Plan under Section 162(m) of the Code. No amendment, alteration or discontinuation shall be made which would impair the rights of an optionee without his consent.

     The 1997 Plan will expire on the tenth anniversary of its effective date, but awards granted prior to such tenth anniversary may be extended beyond that date.

     A majority of the votes cast is necessary for approval of the adoption of the 1997 Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1997 PLAN.

                                 PROPOSAL THREE

                       AMENDMENT OF CHARTER TO AUTHORIZE
            6,000,000 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK

     Article IV of the Company's Charter currently authorizes the Company to issue 100,000,000 shares of Common Stock and no shares of preferred stock. On April 5, 1997, the Board of Directors unanimously adopted a resolution to amend
Article IV of the Company's Charter to authorize the Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), with the terms, limitations and relative rights and preferences as set forth in that certain Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of the Company, a copy of which is attached hereto as Appendix A (the "Certificate of Designation"), and as described below under the caption "Description of Series A Preferred Stock.

BACKGROUND AND PURPOSE OF THE PROPOSED AMENDMENT

     On April 2, 1997, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Warburg, Pincus Ventures, L.P. ("Warburg") and Franklin Capital Associates III, L.P. ("Franklin" and, together with Warburg, the "Investors"). Warburg is a New York based private equity fund, and Franklin is an investment limited partnership based in Franklin, Tennessee. Pursuant to the terms and subject to the conditions of the Securities Purchase Agreement, the Company will issue $40,000,000 in aggregate principal amount of its Convertible Exchangeable Senior Subordinated Notes due 2004 (the "Notes"), together with warrants to purchase an aggregate of 2,352,941 shares of Common Stock (the "Warrants"), in consideration of the payment by the Investors of an aggregate purchase price equal to $42,352,941, of which $40,000,000 will be allocated to the Notes and $2,352,941 will be allocated to the Warrants. Of this amount, Warburg will purchase $36,000,000 in principal amount of the Notes, together with Warrants to purchase 2,117,647 shares of Common Stock, while the remainder of the Notes and the Warrants will be purchased by Franklin. The terms of the Notes and the Warrants are described more fully below under the captions "Description of the Notes" and "Description of the Warrants," respectively.

     Under the terms of the Third Amended and Restated Credit Agreement dated as of March 28, 1997 among the Company, the lending banks thereunder and Morgan Guaranty Trust Company of New York as Agent (the "Credit Agreement"), the Company is required to apply 50% of the net cash proceeds from the sale of the Notes and Warrants to repay indebtedness under the Credit Agreement. Of these net proceeds, the Credit Agreement requires $10,000,000 to be applied against the $35,000,000 amortization payments due on various dates in 1997, while the balance will be applied against the $55,000,000 payment due April 1, 1998. The remaining proceeds will be used for general corporate purposes.

     In fiscal 1996, the Company experienced a loss of $61 million and its tangible net worth declined from $42 million to a deficit of $18 million. In late 1996 and early 1997, the Company's management determined that it was likely that the Company would not be in compliance with the required financial covenants under its existing senior bank debt, and that the Company should consider raising additional equity to strengthen its financial condition and improve its ability to obtain more flexible debt financing. Several potential investors of debt or equity capital, including Warburg, approached the Company concerning potential financing transactions. Warburg had previously been an investor in Wise Health System, a healthcare investment company for which Allen Wise, the Company's President and Chief Executive Officer, served as President and Chief Executive Officer in 1994. The Company determined to pursue discussions with Warburg because of Warburg's experience in the healthcare industry and potential value as a strategic partner. On January 30, 1997, the Company and Warburg entered into a confidentiality agreement to enable Warburg to commence its due diligence review of the Company. While Warburg conducted its due diligence in February and March 1997, management of the Company continued discussions with various alternative sources of equity and debt financing. On March 14, 1997, Warburg and the Company entered into a letter of intent (the "Letter of Intent") which set forth the material terms of the transaction contemplated by the Securities Purchase Agreement. Subsequent to the Letter of Intent, the Company and Warburg finalized the terms of the Securities Purchase Agreement, which was executed on April 2, 1997.

     The terms of the Securities Purchase Agreement, including, without limitation, the conversion price for the Series A Preferred Stock and the exercise price for the Warrants, were negotiated at arms' length by Warburg and the Company. The Board of Directors based its decision to agree to the terms of the Securities Purchase Agreement on various considerations, including, without limitation, the additional financial strength and flexibility afforded by an equity capital infusion, the dilution to existing investors of a substantial amount of convertible securities and warrants, the requirements of regulatory approval by various state insurance regulators, Warburg's reputation and experience in the healthcare industry, the impact of Warburg's investment on future acquisitions of or by the Company, the market price of the Common Stock during the period immediately preceding the date on which the Letter of Intent was executed, the illiquidity of the securities purchased by the Investors, alternative debt and equity financing proposals made to the Company, including alternative credit agreements with other potential senior lenders and the terms of the amendment to the Credit Agreement with the Company's existing senior lenders. During the 30-day period immediately preceding March 14, 1997, the price of the Company's Common Stock was quite volatile. The closing price of the Common Stock ranged from a low of $6.875 on February 27, 1997 to a high of $11.375 on March 14, 1997, the date on which the Letter of Intent was executed. The average closing prices for the ten trading days and twenty trading days immediately preceding March 14, 1997 were $10.21 and $8.87, respectively. On April 2, 1997, the date on which the Securities Purchase Agreement was executed, the closing price of the Common Stock was $11.5625. The average closing price for the 30 trading days immediately preceding April 2, 1997 was $9.86.

     The Securities Purchase Agreement permits the Company to exchange the Notes for Series A Preferred Stock. Pursuant to the Securities Purchase Agreement, the Company agreed to use its best efforts to obtain the requisite approval of the holders of the outstanding shares of Common Stock to authorize 6,000,000 shares of Series A Preferred Stock. Upon approval of the Series A Preferred Stock, the Notes will be exchangeable for that number of shares of Series A Preferred Stock as shall be obtained by dividing the aggregate principal amount of the Notes plus accrued interest by $10.00, or such other amount as shall equal the conversion price as is then in effect for the Series A Preferred Stock as determined under Section 6 of the Certificate of Designation. Thus, if the Series A Preferred Stock has been authorized by shareholders on the closing date for the purchase and sale of the Notes under the Securities Purchase Agreement (the "Closing Date"), the Notes would be exchangeable on such Closing Date for 4,000,000 shares of Series A Preferred Stock. The Company intends to convert the Notes into shares of Series A Preferred Stock as soon as practicable following the closing of the sale of the Notes. The closing of the Securities Purchase Agreement is not dependent, however, on shareholder approval of the Series A Preferred Stock and could occur prior to the 1997 Annual Meeting. If the Company's shareholders fail to authorize the creation of the Series A Preferred Stock, the Company intends (and will be obligated) to proceed with the closing of the sale of the Notes as contemplated in the Securities Purchase Agreement, but the Company will not be able to exchange the Notes for equity securities unless and until the Investors elect, in their sole discretion, to convert the Notes into shares of Common Stock as described under "Description of Notes" below. If the closing of the Notes does not take place for any reason, the Series A Preferred Stock will not be issued. Thus if the closing under the Securities Purchase Agreement does not take place, the Charter will not be amended to include authorization of the Series A Preferred Stock.

     No shares of Series A Preferred Stock will be issued except on exchange of the Notes or, after such exchange, in payment of required dividends, as described under "Description of Series A Preferred Stock" below. Approximately 6,000,000 shares will be required to convert the Notes (with potentially accrued but unpaid interest) into shares of Series A Preferred Stock on the maturity of the Notes.

     The Board of Directors believes that the ability to exchange the Notes for shares of Series A Preferred Stock makes the transactions contemplated by the Securities Purchase Agreement a more attractive source of financing than many alternatives that might be available to the Company. The Board of Directors believes that the Company will be required to refinance the indebtedness under the Credit Agreement prior to its maturity and that the terms which can be obtained from other potential senior lenders will be improved if the Series A Preferred Stock has been issued. While many of the terms of the Notes and the Series A Preferred Stock are similar, the Series A Preferred Stock does not have mandatory payment or default provisions that would make it more comparable to the Notes and other debt financing and differs from the Notes in other material respects. The Company will not be able to take advantage of the ability to exchange the Notes for Series A Preferred Stock, however, unless shareholders approve the amendment to the Company's Charter to authorize the Series A Preferred Stock.

DESCRIPTION OF THE NOTES

     The Notes, in the aggregate principal amount of $40,000,000, will be dated as of the Closing Date and will bear interest on the unpaid balance thereof from the date thereof at the rate of 8.3% per annum until the second anniversary of the Closing Date and, thereafter, at the rate of 5.0% per annum, until the principal thereof shall become due and payable (whether at maturity, upon notice of prepayment or otherwise). Interest on the Notes will be payable semi-annually in arrears, commencing six months from the Closing Date. The Company is required to issue additional Notes ("Interest Notes") in payment of all interest due on or before the second annual anniversary of the Closing Date, which will increase the principal balance on that date to $47,058,823. The Company may, at its sole option, issue Interest Notes in lieu of a cash payment of any or all interest due after the second anniversary of the Closing Date. Such Interest Notes will be substantially in the form of the Notes.

     On the fifth, sixth and seventh annual anniversaries of the Closing Date, the Company will be required to pay an amount equal to 33.3%, 50.0% and 100.0%, respectively, of the aggregate principal amount of the Notes outstanding as of such dates, together with all accrued and unpaid interest thereon to such payment dates. The Notes will also become immediately due and payable upon a "change of control" (defined as any transaction or series of transactions in which any person purchases 50.0% or more of the Company's outstanding shares of Common Stock, whether by merger, consolidation, purchase of capital stock or otherwise, the sale of all or substantially all of the Company's assets, or the liquidation, dissolution or winding up of the Company). The Notes may not be prepaid at the option of the Company prior to the third anniversary of the Closing Date.

Thereafter, the Notes may be prepaid at the option of the Company in whole but not in part if the market price of the Common Stock (as determined under the Securities Purchase Agreement) is at least $17.00 per share.

     Upon the occurrence of a default in payment or certain other events of default, (i) the Notes will become due and payable, and (ii) the aggregate principal amount of the Notes then outstanding and any overdue interest thereon, if any, will bear interest at the rate of 10.3% per annum if the event of default occurs on or prior to the second annual anniversary of the Closing Date and at the rate of 8.0% if the event of default occurs after the second annual anniversary of the Closing Date, until such outstanding amount and interest thereon has been paid in full.

     The Notes will be subordinate and junior in right of payment to all indebtedness under the Company's Credit Agreement.

     Conversion. The Notes may be converted, at the option of the holders thereof, into shares of Common Stock and, at the option of the Company, into shares of Series A Preferred Stock.

     Each Note may be converted at any time, at the option of the holder thereof, into that number of fully-paid and nonassessable shares of Common Stock equal to a fraction, (x) the numerator of which is equal to the aggregate amount of principal and interest then owing under the Note and (y) the denominator of which is equal to $10.00, as adjusted for dilutive issuances as described below under the caption "Anti-dilution Provisions."

     In addition, the Notes may be converted, in whole or in part, at the option of the Company into that number of shares of Series A Preferred Stock equal to a fraction, (x) the numerator of which is equal to the aggregate amount of principal and interest then owing under the Notes and (y) the denominator of which is equal to $10.00, as adjusted for dilutive issuances as described below under the caption "Anti-dilution Provisions."

     Nomination of Board of Directors. The Securities Purchase Agreement requires the Company to recommend to the Nominating Committee of the Board of Directors and use its best efforts to elect (including recommending the election of the nominees to the shareholders of the Company) and to cause to remain as directors two nominees of the majority holders of the Notes. If an event of default under the Notes occurs and is continuing, the Company will nominate and use its best efforts to elect and to cause to remain as a member of the Board of Directors one additional nominee to the Board designated by the majority holders of the Notes. In the event the Board of Directors is increased to more than nine directors, for so long as the Notes remain outstanding the majority holders will be entitled to the number of nominees obtained by multiplying (x) the number of directors on the Board (including the nominees) by (y) a fraction the numerator of which is equal to the number of shares of Common Stock issuable upon conversion or exchange of the Notes and the denominator of which is equal to the total number of shares of capital stock of the Company then outstanding as measured in each case on an as converted to Common Stock basis. The two initial nominees designated by the Investors are Patrick T. Hackett and Rodman W. Moorhead, III. Mr. Hackett is a Managing Director of E.M. Warburg, Pincus & Co., LLC ("Warburg Pincus"), which manages Warburg, and Mr. Moorhead is a Senior Managing Director of Warburg Pincus. Since 1994, Mr. Hackett has been a Managing Director of Warburg Pincus. He served as an Associate at Warburg, Pincus from 1990 to 1991 and as Vice President from 1991 to 1993. Mr. Hackett is currently a Director of Transition Systems, Inc. and several privately held companies. Mr. Moorhead has been employed since 1973 by Warburg Pincus, where he currently serves as Senior Managing Director. He is a director of NeXstar Pharmaceuticals, inc., Transkaryotic Therapies, inc., Value Health, Inc., Xomed Surgical Products, Inc., and several private companies. He is the Trustee of The Taft School and a member of the Overseers' Committee on University Resources, Harvard College.

     If the Notes are converted into shares of Series A Preferred Stock, the holders of such shares of Series A Preferred Stock will have the right to elect two directors as described below under "Description of the Series A Preferred Stock." If the Notes or the Series A Preferred Stock are converted into Common Stock, then for so long as the Investors beneficially own at least 50% of the shares of Common Stock of the Company beneficially owned by the Investors as of the Closing Date, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board at least one nominee designated by the Investors.

DESCRIPTION OF THE WARRANTS

     The Securities Purchase Agreement provides for the sale of Warrants to the Investors on the Closing Date. The Warrants allow the holders to purchase from the Company up to 2,352,941 shares of the Common Stock of the Company at a purchase price of $10.625 per share (the "Exercise Price"), or an aggregate of $25 million. The Exercise Price and the number of shares issuable upon exercise of the Warrants will be adjusted in the event of an issuance or sale, or deemed issuance or sale, of shares of Common Stock by the Company at a price per share less than the average market price for the ten-day trading period immediately preceding such issuance (the "Market Price"). In such event, the Exercise Price will be adjusted to equal the amount determined by the product of the Exercise Price in effect immediately prior to such issuance by a fraction, (x) the numerator of which is equal to the sum of the number of shares of Common Stock deemed outstanding immediately prior to such issuance and the number of shares that would have been issued in such transaction had the purchase price per share been equal to the Market Price and (y) the denominator of which shall be the total number of shares deemed outstanding after such issuance.

     The Warrants may be exercised, in whole or in part, during the period beginning on the Closing Date and ending on the seventh annual anniversary thereof. Notwithstanding the foregoing, the Company will have the option, from and after the third anniversary of the Closing Date, to cause the Warrant to be exercised in whole but not in part if the Market Price of the Common Stock on 20 consecutive trading days during any period is at least $17.00 per share.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

     The Board of Directors has authorized the creation, issuance and sale of the Series A Preferred Stock, consisting of 6,000,000 shares, with the terms, limitations and relative rights and preferences as set forth in the Certificate of Designation, subject to shareholder approval.

     Dividend Preference. From the date of issuance until the second anniversary of the Closing Date under the Securities Purchase Agreement, the holders of Series A Preferred Stock will be entitled to receive, if when and as declared, out of the net profits of the Company, dividends at the rate of $0.83 per share per annum, payable in additional shares of Series A Preferred Stock, valued at $10.00 per share, before any dividends are set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Series A Preferred Stock in any year. Thus, if 4,000,000 shares of Series A Preferred Stock were exchanged for the Notes on the Closing Date and remained outstanding through the second anniversary of the Closing Date, a total of 705,882 additional shares of Series A Preferred Stock would be issuable as a dividend on the Series A Preferred Stock. Dividends on the Series A Preferred Stock through the second anniversary of the Closing Date will be cumulative, whether or not there is sufficient net profits or surplus available for the payment of dividends. At all times after the second anniversary of the Closing Date and when the Board of Directors of the Company declares any cash dividend on the shares of Common Stock, the Board of Directors will be required to declare a cash dividend on each share of Series A Preferred Stock equal to the dividend payable on each share of Common Stock multiplied by the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date for such dividend. Such dividend will be payable at the same time and otherwise on the same terms as any dividend paid on the Common Stock.

     Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other preferred stock of the Company ranking on liquidation prior and in preference to the Series A Preferred Stock upon such liquidation, dissolution or winding up, but before any payment may be made to the holders of stock subordinate to the Series A Preferred Stock, an amount equal to $10.00 per share (subject to adjustment in the event of any dividend, stock split, stock distribution or combination with respect to such shares), plus any accrued but unpaid dividends as of the date of such liquidation, dissolution or winding-up. A merger or consolidation of the Company into or with another corporation, a merger or consolidation of any other corporation into or with the Company, or a sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Company will be deemed to be a liquidation, dissolution or winding up of the Company for the purposes of the Series A Preferred Stock, unless waived by the holders of a majority of the then outstanding shares of Series A Preferred Stock or unless, as of the date immediately preceding such merger or consolidation, the market price is such that the outstanding shares of Series A Preferred Stock would be otherwise redeemable under the terms of the Series A Preferred Stock.

     Redemption. The Corporation is required to redeem, to the extent permissible by Tennessee law, the shares of Series A Preferred Stock at a price of $10.00 per share (subject to adjustments in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), plus an amount equal to any dividends accrued but unpaid thereon (the "Redemption Price") on each of the fifth, sixth and seventh annual anniversaries of the Closing Date (each, a "Redemption Date") one-third of the shares of Series A Preferred Stock issued and outstanding on the first Redemption Date or such lesser number of shares as may then be outstanding.

     The shares of Series A Preferred Stock may not be redeemed prior to the third annual anniversary of the Closing Date. Thereafter, the Series A Preferred Stock will be subject to redemption, at the option of the Company, if the market price of the Common Stock on each of 20 consecutive days on which there was a price for such shares is at least $17.00 per share (appropriately adjusted for any stock split, stock dividend or similar event) at a price in cash equal to the Redemption Price then in effect.

     Voting; Consent Rights; Election of Directors. Each issued and outstanding share of Series A Preferred Stock will be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible, at each meeting of shareholders of the Company with respect to any and all matter presented to the shareholders of the Company for their action or consideration other than the election of directors, as described below. The holders of the Series A Preferred Stock will vote together with the Common Stock on all matters except the election of directors, certain matters as to which the consent of the holders of a majority of the shares of Series A Preferred Stock is required as described below, and otherwise as required by law.

     The Company may not, without first obtaining the affirmative vote or written consent of the holders of a majority of the Series A Preferred Stock:

          (i) amend, alter or repeal any provision of the Company's Charter or amend, alter or repeal any provision of the Company's By-laws that would adversely affect the rights of the holders of Series A Preferred Stock, including without limitation any increase in the number of shares of Series A Preferred Stock;

          (ii) issue any shares of Series A Preferred Stock other than upon the exchange of the Notes or payment of required dividends; or

          (iii) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock. For this purpose, the authorization or issuance of any series of Preferred Stock with a preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive dividends or amounts distributable upon liquidation, dissolution or winding up of the Company will be deemed to affect adversely the Series A Preferred Stock.

     For so long as at least 1,000,000 shares of Series A Preferred Stock remain outstanding (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), the holders of Series A Preferred Stock will have the exclusive right, voting separately as a class, to elect two directors (the "Series A Directors"). In the event the Board of Directors is increased to more than nine directors, for so long as any shares of Series A Preferred Stock remain outstanding, the holders of record of a majority of the outstanding shares of Series A Preferred Stock will be entitled to select the number of Series A Directors obtained by multiplying the number of directors on the Board of Directors (including the Series A directors) by a fraction, the numerator of which is equal to the number of shares of Series A Preferred Stock then outstanding and the denominator of which is equal to the total number of shares of capital stock of the Company then outstanding measured in each case on an as converted to Common Stock basis.

     Each Series A Director will be (i) a partner, officer or employee of Warburg or (ii) a person who is not a member of the board of directors or an employee or consultant of any company which owns, manages or provides services to HMOs or preferred provider organizations ("PPOs") in any of the geographic markets in which the Company, its subsidiaries, or the HMOs and PPOs managed by the Company or its subsidiaries operate HMOs or PPOs as of the date such person agrees to be designated to the Board of Directors of the Company. Each Series A Director so elected shall be in a separate class from the other Series A Directors, and each shall serve for the term of that class. In addition to the other requirements set forth in the Charter, a vacancy in the position of a Series A Director shall require the affirmative vote of the holders of a majority of the Series A Preferred Stock in order to be filled and the removal of a Series A Director shall require the affirmative vote, at a special meeting of holders of Series A Preferred Stock called for such purpose, or the written consent, of the holders of record of a majority of the outstanding shares of Series A Preferred Stock.

     Optional Conversion. Each share of Series A Preferred Stock may be converted at any time, at the option of the holder thereof, into that number of fully-paid and nonassessable shares of Common Stock equal to a fraction, (x) the numerator of which is equal to $10.00 and (y) the denominator of which is equal to the Conversion Price then in effect; plus an additional number of shares of Common Stock equal to the amount of accrued but unpaid dividends (whether or not currently payable) through the date of such conversion divided by the Conversion Price then in effect. The Conversion Price will be initially equal to $10.00 per share and will be subject to adjustment from time to time as described below under the caption "Anti-dilution Provisions." Upon any redemption of any Series A Preferred Stock or any liquidation of the Company, the right of conversion will terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

     Mandatory Conversion. At any time, upon the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock then issued and outstanding, the Series A Preferred Stock will be automatically converted into shares of Common Stock at the then effective Conversion Price.

ANTI-DILUTION PROVISIONS

     The Securities Purchase Agreement and the Certificate of Designation contain provisions designed to prevent dilution of the conversion rights granted to the holders of the Notes or shares of Series A Preferred Stock, respectively, which provisions provide for an adjustment to the Conversion Price in the event of certain dilutive issuances. Subject to certain exceptions, the Conversion Price and the number of shares issuable upon conversion of such Notes or such Series A Preferred Stock, as applicable, will be adjusted in the event of an issuance or sale, or a transaction that is defined by the provisions of the Securities Purchase Agreement or the Certificate of Designation to be an issuance or sale, of shares of Common Stock by the Company at a price per share less than the average market price for the ten-day trading period immediately preceding such issuance (the "Market Price"). In such event, the Conversion Price will be adjusted to equal the amount determined by the product of the Conversion Price in effect immediately prior to such issuance by a fraction, (x) the numerator of which will be equal to the sum of the number of shares of Common Stock deemed outstanding immediately prior to such issuance and the number of shares that would have been issued in such transaction had the purchase price per share been equal to the Market Price and (y) the denominator of which shall be the total number of shares deemed outstanding after such issuance.

     For purposes of determining the adjustment to the Conversion Price, "issuance or sale" of Common Stock will include any issuance (including any issuance in lieu of payment of a dividend) of any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options hereinafter being called, "Options" and such convertible or exchangeable securities hereinafter called, "Convertible Securities" in which the aggregate consideration received by the Company as consideration for (a) the issuance or grant of such Options or Convertible Securities, (b) the exercise of such Option and (c) the conversion of such Convertible Security will be less than the product of (x) the number of shares of Common Stock issuable upon the exercise of such Option or conversion of such Convertible Security and (y) the Market Price. The anti-dilution provisions of the Securities Purchase Agreement and the Certificate of Designation will not apply to certain issuances of securities by the Company, including (i) stock options to employees, consultants or directors of the Company adopted by the

Board of Directors, (ii) pursuant to options, warrants and convertible securities in existence on the Closing Date, (iii) upon exercise of the Warrants, (iv) upon conversion of the Series A Preferred Stock or the sale of additional shares of Series A Preferred Stock, and (v) in connection with an underwritten public offering of securities for cash pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act").

     In addition, the anti-dilution provisions of the Securities Purchase Agreement and the Certificate of Designation provide that (a) the Conversion Price will be adjusted to reflect any subdivisions or consolidations of the Common Stock; (b) upon any declaration of cash dividend, stock dividend, offering of securities pro rata to holders of Common Stock or any capital reorganization or recapitalization, including any subdivision or combination of the outstanding shares of Common Stock, consolidation or merger of the Company with, or sale of all or substantially all of the Company's assets to, another corporation; or a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall give the holders of the Series A Preferred Stock and Notes at least 20 days advance written notice; and (c) in the event the Company grants, issues or sells any Options, Convertible Securities or rights to purchase property ("Purchase Rights") to the holders of any class of Common Stock in a transaction that does not result in an adjustment to the Conversion Price then in effect, the Company will provide the holder of the Series A Preferred Stock or Notes the right to acquire a pro rata portion of the Purchase Rights.

CERTAIN OTHER TERMS OF THE SECURITIES PURCHASE AGREEMENT

     Transferability and Registration Rights. The Notes, the shares of Series A Preferred Stock and the Warrants will not be registered under the Securities Act and (in the absence of such registration) may not be transferred except pursuant to an exemption from the registration requirements under the Securities Act as evidenced by an opinion of counsel acceptable to the Company. Pursuant to the Securities Purchase Agreement, the Company has granted the Investors demand and inclusion ("piggy-back") registration rights with respect to the shares of Common Stock (collectively, the "Registrable Securities") issuable upon the conversion of the Notes or the shares of Series A Preferred Stock and upon the exercise of the Warrants. The Company has agreed to use its best efforts to effect any registration requested by the holders of more than 50% of the then-outstanding Registrable Securities and has agreed to give the holders of Registrable Securities the opportunity to sell their Registrable Securities pursuant to certain other registration statements that may be filed by the Company under the Securities Act. The shares of Common Stock issuable upon conversion of the Notes or the Series A Preferred Stock or on exercise of the Warrants will also generally be able to be sold subject to certain restrictions under Rule 144 after a holding period of one year following the Closing Date in the case of shares issuable upon conversion of the Notes, the Series A Preferred Stock or the Warrants; provided, however, that if the holder of a Warrant pays the Exercise Price of the Warrant in cash, the holding period for the shares of Common Stock issuable upon such exercise shall commence upon such exercise.

     Subscription Rights. The Securities Purchase Agreement grants each of the Investors the right to purchase that portion of any securities issued by the Company (other than securities issued (i) upon the conversion of the securities issued under the Securities Purchase Agreement, (ii) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act, (iii) pursuant to an acquisition, merger or reorganization of the Company, (iv) pursuant to an employee or director stock option plan or stock incentive plan, or (v) to providers, customers, consultants or employees of the Company) on the terms of any such proposed issuance equal to such Investor's pro rata beneficial ownership of the Common Stock of the Company, on a fully-diluted basis, immediately prior to any such issuance

     Reimbursement of Expenses. Whether or not the closing of the Securities Purchase Agreement occurs, the Company has agreed to pay the reasonable out-of-pocket fees and expenses incurred by the Investors (including itemized fees and expenses of the Investors' counsel) in connection with the negotiation, preparation, execution and delivery of the Securities Purchase Agreement; provided, however, that the amount to be reimbursed will not exceed $250,000.

AMENDMENT OF RIGHTS AGREEMENT; CERTAIN POTENTIAL ANTITAKEOVER EFFECTS

     As a condition to the closing of the purchase and sale of the Notes, the Company is required to amend the Rights Agreement (the "Rights Agreement") under which the Company has issued to its shareholders certain rights to purchase additional shares of Common Stock in the event that certain events involving a change in control or potential change in control occur (the "Rights"). The Rights Agreement will be amended to provide that Warburg will not be deemed to be an "Acquiring Person" whose acquisition of an interest in shares of Common Stock would trigger the exercisability of the Rights unless Warburg acquires an interest in shares representing 30% or more of the outstanding shares of Common Stock or Warburg directly or indirectly without the prior approval of the Company's Board of Directors (i) commences or participates in a solicitation of proxies in opposition to any proposal to shareholders by management or in favor of any shareholder proposal opposed or not adopted by management directly or indirectly, or (ii) solicits or assists any third party to make a tender or exchange offer to purchase any shares of Common Stock or to propose a merger, share exchange, acquisition of assets or similar transaction involving the Company. In the absence of this amendment to the Rights Agreement, Warburg would be deemed to be an Acquiring Person if it acquired an interest in shares of Common Stock representing 10% or more of the outstanding shares of Common Stock. The exception for Warburg under the amendment to the Rights Agreement will not apply to any transferee of Warburg's interest in the Company. The amendment to the Rights Agreement may be accomplished by the Board of Directors of the Company without shareholder approval. Any transfer by Warburg of more than 10% of the voting power of the Company will generally require prior approval of the state insurance regulatory authorities in the states in which the Company conducts business.

     The transactions contemplated by the Securities Purchase Agreement could potentially have the effect of discouraging a takeover of the Company in that a potential acquiring party would be compelled to acquire Warburg's interest on terms established in negotiations with Warburg or to be satisfied with less than 100% ownership or control of the Company. Moreover, the Notes become immediately due and payable on the acquisition by any person of 50.0% or more of the outstanding shares of Common Stock as described under the heading "Description of the Notes" above. Except as described above with respect to the Rights Agreement, however, there are no limits on the ability of Warburg to transfer its interest to another party and there are no limits on its ability to vote its shares of Common Stock or Series A Preferred Stock.

POTENTIAL DILUTION

     On the Closing Date, the Notes (or shares of Series A Preferred Stock) will be convertible into 4,000,000 shares of Common Stock, or approximately 10.8% of the outstanding shares of Common Stock. Together with the Warrants, the Investors would have the right to acquire 6,352,941 shares of Common Stock, or approximately 16.1% of the outstanding shares of Common Stock. The interest of the Investors in the Common Stock would increase as a result of the mandatory "pay-in-kind" features of the interest payments due on the Notes and the required dividends on the Series A Preferred Stock for the first two years following the Closing Date and the optional pay-in-kind feature of the interest payments on the Notes following the second anniversary of the Closing Date. Moreover, the Investors will be protected from some dilution through the anti-dilution provisions of the Notes, the Series A Preferred Stock and the Warrants, as well as the additional subscription rights granted under the Securities Purchase Agreement.

CONDITIONS TO THE TRANSACTION

     The obligation of Investors to consummate the purchase of the Notes and the Warrants is subject to a number of conditions, including: (i) the absence of any effective injunction, writ, preliminary restraining order or order of any nature issued by a court of competent jurisdiction directing that any of the transactions provided for in the Securities Purchase Agreement not be consummated as provided therein; (ii) the absence of any developments in the business of the Company or any of its subsidiaries which since the date of the Securities Purchase Agreement have had a material adverse effect; (iii) the consent of each senior lender of the Company to the Company's entering into and performing the Securities Purchase Agreement and to the consummation of the transactions contemplated therein; (iv) the amendment of the Credit Agreement on terms reasonably acceptable to the majority holders of the Notes; and (v) the receipt of all consents, waivers, authorizations, licenses, permits, certificates and approvals of any person required in connection with the execution, delivery and performance of the Securities Purchase Agreement. The transactions are subject to regulatory approval under certain state insurance laws and to the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. There can be no assurance that these conditions will be satisfied on or prior to July 31, 1997, the date on which the Investors' obligations under the Securities Purchase Agreement will terminate, unless extended in writing by the parties thereto.

     The obligation of the Company to consummate the sale of the Notes and the Warrants is subject to a number of conditions, including the receipt of all required consents and approvals and the absence of any effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that any of the transactions provided for in the Securities Purchase Agreement not be consummated as provided therein.

     An affirmative vote by the holders of a majority of the shares entitled to vote is necessary to approve the amendment to the Charter. The Board of Directors believes that it is in the best interests of the Company and its shareholders to authorize the Series A Preferred Stock so that the Notes can be exchanged for Series A Preferred Stock. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE CHARTER TO AUTHORIZE UP TO 6,000,000 SHARES OF SERIES A PREFERRED STOCK.

                                 PROPOSAL FOUR

               AMENDMENT OF CHARTER TO AUTHORIZE 1,000,000 SHARES
                        OF UNDESIGNATED PREFERRED STOCK

     Article IV of the Company's Charter currently authorizes the Company to issue 100,000,000 shares of Common Stock and no shares of preferred stock. April 11, 1997, the Board of Directors unanimously adopted a resolution to amend
Article IV of the Company's Charter to authorize 1,000,000 shares of undesignated ("blank check") preferred stock, par value $0.01 per share. If shareholders fail to approve Proposal Three (to amend the Charter to authorize shares of Series A Preferred Stock) but do approve the proposal to authorize shares of undesignated preferred stock, the Company will not use the undesignated preferred stock to issue shares of Series A Preferred Stock or to issue a similar class of preferred stock to the Investors under the Securities Purchase Agreement.

     The terms "undesignated preferred stock" or "blank check preferred stock" refer to preferred stock for which the designations, preferences, conversion rights or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by board of directors of a company. The authorization of undesignated preferred stock gives the Board of Directors the ability to authorize the creation and issuance of shares of preferred stock in one or more series with such rights as may be determined in the Board's sole discretion without further authorization by shareholders.

     It is not possible to determine the actual effect of the designation of a series of preferred stock on rights of the shareholders of the Company until the Board of Directors determines the rights of the holders of the series of the preferred stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock, (ii) dilution of the equity interests and voting power if the series of preferred stock is convertible into Common Stock; and (iii) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of preferred stock.

     The purpose of the proposed amendment is to enhance the Company's ability to take advantage of financing alternatives, including financing of acquisitions by the Company, and shares of undesignated preferred stock will only be issued in financing transactions or as consideration for an acquisition by the Company. The Company will not issue, without prior shareholder approval, any series of preferred stock to any individual or group for any defensive or anti-takeover purpose. The issuance of a series of preferred stock in a financing transaction or as consideration for an acquisition by the Company, however, could have the effect of discouraging or making an acquisition of the Company more costly in certain circumstances and provisions requested by an investor could give the investor the ability to influence a contest for control of the Company. The Board of Directors is not aware of any present effort to accumulate shares of Common Stock or take any other action for the purpose of gaining control of the Company. An issuance of preferred stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the shareholders.

     In designating the preferences, limitations, and relative rights of any series of preferred stock, the Board of Directors will, if this proposal is approved by the shareholders of the Company, have the authority to provide that the shares of any such series may:

          (i) have special, confidential, or limited voting rights or no voting rights; provided, however, that the shares, if not convertible into Common Stock, will not have more than one vote per share, except as otherwise required by law, and if convertible into Common Stock will not have more votes per share than they would have if they were so converted, except as otherwise required by law;

          (ii) be redeemable or convertible: (a) at the option of the Company, by the shareholder or another person on the occurrence of a designated event; (b) for cash, indebtedness, securities, or other property; or (c) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

          (iii) entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative; and

          (iv) have a preference over any other classes or series of shares with respect to distributions, including dividends and distributions upon the dissolution of the Company, all as Board of Directors may deem advisable and as are not inconsistent with the Tennessee Business Corporation Law or the Company's Charter.

     The exact terms of any series of preferred stock will be negotiated with the investors and will vary depending on the particular needs and concerns of such investors and the Company.

     An affirmative vote by the holders of a majority of the shares entitled to vote is necessary to approve the amendment to the Charter. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE CHARTER TO AUTHORIZE THE ISSUANCE OF UP TO 1,000,000 SHARES OF UNDESIGNATED PREFERRED STOCK.

                                 PROPOSAL FIVE

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP, certified public accountants, to serve as independent auditors of the Company for the fiscal year ended December 31, 1997, subject to approval and ratification by the shareholders. A representative of that firm is expected to be present at the 1997 Annual Meeting and will be given an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

     A majority of the votes cast is necessary for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THIS APPOINTMENT.

                             SHAREHOLDER PROPOSALS

     Proposals of eligible shareholders of the Company to be presented at the 1998 annual meeting of shareholders must be received by the Company in writing at its offices in Nashville, Tennessee, addressed to the Secretary of the Company, not later than December 29, 1997 in order to be considered for inclusion in the Company's proxy materials relating to the 1998 annual meeting of shareholders. Proposals should be sent to the Company by certified mail, return receipt requested.

                             FINANCIAL INFORMATION

     A copy of the Company's Annual Report containing financial statements of the Company for the year ended December 31, 1996, has been enclosed in the same mailing with this Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters which may come before the 1997 Annual Meeting. However, if any other matters are properly brought before the meeting for action, proxies will be voted on such matters in accordance with the best judgment of the persons named as proxies.

     A list of shareholders of record entitled to be present and vote at the 1997 Annual Meeting will be available at the offices of the Company in Nashville, Tennessee for inspection by shareholders during regular business hours from April 29, 1997 to the date of the 1997 Annual Meeting. The list will also be available during the 1997 Annual Meeting for inspection by shareholders who are present.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Proxy Statement incorporates documents by reference with respect to the Company that are not presented herein or delivered herewith. Documents relating to the Company (excluding exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents) are available without charge to any person, including any beneficial owner, to whom this Proxy statement is delivered upon written or oral request to Shirley R. Smith, Esq., 53 Century Boulevard, Suite 250, Nashville, Tennessee 37214. In order to ensure timely delivery of the documents, any request should be made by May 19, 1997.

     The following documents filed by the Company with the Securities and Exchange Commission (File No. 0-19147) are incorporated by reference:

     1. The Annual Report on Form 10-K filed by the Company for its fiscal year ended December 31, 1996; and

     2.  The Current Report on Form 8-K dated April 14, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Annual Meeting, shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

     YOUR REPRESENTATION AT THE 1997 ANNUAL MEETING IS IMPORTANT. IN ORDER TO ASSURE THE PRESENCE OF THE NECESSARY QUORUM, PLEASE SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. THE SIGNING OF THE PROXY WILL NOT PREVENT YOUR ATTENDING THE MEETING AND VOTING IN PERSON, SHOULD YOU SO DESIRE.

                                           By Order of the Board of Directors

                                                     ALLEN F. WISE
                                         President and Chief Executive Officer

                                   APPENDIX A

                                    FORM OF
              CERTIFICATE OF DESIGNATIONS, NUMBER, VOTING POWERS,
                 PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE
                                PREFERRED STOCK
                                       OF
                              COVENTRY CORPORATION

     The Corporation shall have authority to issue 6,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), having the powers, privileges, rights, qualifications, limitations, and restrictions as follows:

     1. DESIGNATION AND AMOUNT. The shares of such series shall be designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 6,000,000.

     2. DIVIDENDS.

     (a) From the date of issuance hereof, until                       , 1999
[the second anniversary of the Closing Date under the Purchase Agreement] (the "Dividend Payment Date"), the holders of Series A Preferred Stock shall be entitled to receive, when and as declared, out of the net profits of the Corporation, dividends at the rate of $0.83 per annum, payable in additional shares of Series A Preferred Stock, before any dividends shall be set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Series A Preferred Stock (such stock being referred to hereinafter collectively as "Junior Stock") in any year. The number of shares of Series A Preferred Stock to be issued in payment of the dividend with respect to each outstanding share of Series A Preferred Stock shall be determined by dividing the amount of the dividend that would have been payable had such dividend been paid in cash by $10.00. To the extent that any such dividend would result in the issuance of a fractional share of Series A Preferred Stock (which shall be determined with respect to the aggregate number of shares of Series A Preferred Stock held of record by each holder) then the amount of such fraction multiplied by $10.00 shall be paid in cash (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible). All dividends declared upon Series A Preferred Stock shall be declared pro rata per share.

     (b) Dividends on the Series A Preferred Stock through the Dividend Payment Date shall be cumulative, whether or not in either fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in either fiscal year, dividends in whole or in part are not paid upon the Series A Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock and no sums in that fiscal year or any subsequent fiscal year shall be paid to the holders of Junior Stock unless and until all dividends accrued and payable in respect of the Series A Preferred Stock have been paid or a sum sufficient for such payment shall have been set apart.

     (c) At all times after the Dividend Payment Date, if, as and when the Board of Directors of the Corporation declares any cash dividend on the shares of Common Stock, the Board of Directors shall declare a cash dividend on each share of Series A Preferred Stock equal to the dividend payable on each share of Common Stock multiplied by the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date for such dividend. Such dividend shall be payable at the same time and otherwise on the same terms as any dividend paid on the Common Stock.

     3. LIQUIDATION, DISSOLUTION OR WINDING UP.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A hereinafter as "Senior Preferred Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount equal to $10.00 per share (subject to adjustment in the event of any, dividend, stock split, stock distribution or combination with respect to such shares), plus any accrued but unpaid dividends as of the date of such liquidation, dissolution or winding-up. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to its shareholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

     (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Series A Preferred Stock and any other series of Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its shareholders.

     (c) The merger or consolidation of the Corporation into or with another corporation, the merger or consolidation of any other corporation into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 3, unless waived by the holders of a majority of the then outstanding shares of Series A Preferred Stock or unless, as of the date immediately preceding such merger or consolidation, the Market Price is such that the outstanding shares of Series A Preferred Stock would be otherwise redeemable pursuant to Section 8(b) hereof, notwithstanding that the third anniversary of the Closing Date may not yet have occurred.

    4. VOTING.

     (a) Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 thereof), at each meeting of shareholders of the Corporation with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration other than the election of directors (as to which the Series A Preferred stock shall have rights voting separately as a class as set out in paragraph (b) below). Except as provided by law, by the provisions of paragraphs (b), (c) and (d) below, holders of Series A Preferred Stock and of any other outstanding Preferred Stock shall vote together with the holders of Common Stock as a single class.

     (b) For so long as at least 1,000,000 shares of Series A Preferred Stock remain outstanding (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a class, to elect two directors (herein referred to as the "Series A Directors"). In the event the Board of Directors is increased to more than nine directors, for so long as any shares of Series A Preferred Stock remain outstanding, the holders of record of a majority of the outstanding shares of Series A Preferred Stock shall be entitled to select the whole number of Series A Directors obtained by multiplying (a) the number of directors on the Board of Directors (including the Series A Directors) by (b) a fraction, the numerator of which is equal to the number of shares of Series A Preferred Stock then outstanding and the denominator of which is equal to the total number of shares of capital stock of the Company then outstanding measured in each case on an as converted to Common Stock basis. Each such Series A Director shall be (x)(i) a partner, officer or employee of Warburg, Pincus Ventures, L.P. or any of its affiliates or (ii) a person who is not a member of the board of directors or an employee or consultant of any company which owns, manages or provides services to health maintenance organizations ("HMOs") or preferred provider organizations ("PPOs") in any of the geographic markets in which the Corporation, its subsidiaries, or the HMOs and PPOs managed by the Corporation or its subsidiaries operate HMOs or PPOs as of the date such person agrees to be designated to the Board of Directors of the Corporation, and (y) elected by the affirmative vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock either at meetings of shareholders at which directors are elected, a special meeting of holders of Series A Preferred

Stock or by written consent without a meeting in accordance with the Tennessee Business Corporation Act. The first Series A Director so elected shall serve as a Class II Director (as defined in paragraph 5(c) hereof) and until his successor is elected and qualified. The second Series A Director shall serve as a Class III Director (as defined in paragraph 5(c) hereof) and until his successor is elected and qualified. Any vacancy in the position of a Series A Director may be filled only by the holders of the Series A Preferred Stock. In addition to the requirements set forth in paragraph 5(e) hereof, each Series A Director may, during his term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series A Preferred Stock called for such purpose, or the written consent, of the holders of record of a majority of the outstanding shares of Series A Preferred Stock. Any vacancy created by such removal may also be filled at such meeting or by such consent.

     (c) In addition to any other rights provided by law, the Corporation shall not, without first obtaining the affirmative vote or written consent of a majority of the holders of Series A Preferred Stock:

          (i) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation or amend, alter or repeal any provision of the By-Laws that would adversely affect the rights of the holders of Series A Preferred Stock, including, without limitation, any increase in the number of shares of Series A Preferred Stock;

          (ii) issue any shares of Series A Preferred Stock other than upon exchange of the Notes (as defined in the Securities Purchase Agreement, dated as of April 2, 1997, by and among the Corporation, Franklin Capital Associates III L.P. and Warburg, Pincus Ventures, L.P. (the "Purchase Agreement")); or

          (iii) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock. For this purpose, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock.

     5. OPTIONAL CONVERSION. Each share of Series A Preferred Stock may be converted at any time, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable shares of Common Stock, provided, however, that on any redemption of any Series A Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

     (a) The initial conversion rate for the Series A Preferred Stock shall be one share of Common stock for each one share of Series A Preferred Stock surrendered for conversion, representing an initial Conversion Price (for purposes of Section 6) of $10.00 per share of the Corporation's Common Stock plus a number of additional shares of Common Stock equal to the amount of accrued but unpaid dividends (whether or not currently payable) through the date of such conversion divided by the Conversion Price then in effect. The applicable conversion rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

     (b) The Corporation shall not issue fractions of shares of Common Stock upon conversion of Series A Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this paragraph (b), be issuable upon conversion of any Series A Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the average Market Price for the ten-day trading period preceding such issuance and sale of such fraction, calculated to the nearest one-hundredth (1/100) of a share. For purposes hereof, the term "Market Price" shall mean (i) if the Common Stock is traded on a national securities exchange, the last reported sale price of a share of Common Stock, regular way on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted for trading, or, (ii) if the Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or (iii) if not listed or admitted to trading on any national securities exchange or designated as a national market system security, the average of the reported bid and asked price of the Common Stock on such date in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Corporation or, (iv) if the shares of Common Stock are not so publicly traded, the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

     (c) Whenever the Conversion Price shall be adjusted as provided in Section 6 hereof, the Corporation shall forthwith file at each office designated for the conversion of Series A Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series A Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 6(g), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 6(g) hereof.

     (d) In order to exercise the conversion right, the holder of any Series A Preferred Stock to be converted shall surrender his or its certificate or certificates therefore to the principal office of the transfer agent for the Series A Preferred Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Series A Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Series A Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of this Section 5 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     (e) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

     (f) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

     6. ANTI-DILUTION PROVISIONS.

     (a) In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph 6(a). At any given time the Conversion Price shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of the Corporation's Common Stock upon conversion of shares of Series A Preferred Stock.

Upon each adjustment of the Conversion Price pursuant to Section 6, the registered Holder of shares of Series A Preferred Stock shall thereafter be entitled to acquire upon exercise, at the Conversion Price resulting from such adjustment, the number of shares of the Corporation's Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of the Corporation's Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment. For purposes of this Section 6, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of the Corporation's Common Stock outstanding at such time, (y) the number of shares of the Corporation's Common Stock issuable assuming conversion at such time of the Corporation's other series of convertible preferred stock, if any, and (z) the number of shares of the Corporation's Common Stock deemed to be outstanding under subparagraphs 6(b)(1) to (9), inclusive, at such time.

     (b) Except as provided in paragraph 6(c) or 6(f) below, if and whenever on or after the date of initial issuance of the Series A Preferred Stock (the "Initial Issuance Date"), the Corporation shall issue or sell, or shall in accordance with subparagraphs 6(b)(1) to (9), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the average Market Price for the ten trading days immediately preceding such issuance or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Conversion Price shall, subject to subparagraphs (1) to (9) of this paragraph 6(b), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by multiplying the Conversion Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of (x) the Number of Shares Deemed Outstanding immediately prior to such Triggering Transaction and (y) the number of shares of Common Stock which the aggregate consideration received by the Corporation upon such Triggering Transaction would purchase at the average Market Price for the ten-day period immediately preceding such Triggering Transaction, and the denominator of which shall be the Number of Shares Deemed Outstanding immediately after such Triggering Transaction.

     For purposes of determining the adjusted Conversion Price under this paragraph 6(b), the following subparagraphs (1) to (9), inclusive, shall be applicable:

          (1) In case the Corporation at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of the granting of such Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

          (2) In case the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

          (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 6(b) or 6(d)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph
     (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

          (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (before deduction for expenses or underwriters discounts or commissions related to such issue or sale). In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be as determined in good faith by the Board of Directors of the Corporation.

          (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this paragraph 6(b).

          (8) In case the Corporation shall declare a dividend or make any other distribution upon the stock of the Corporation payable in Common Stock, Options, or Convertible Securities, then in such case any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (9) For purposes of this paragraph 6(b), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

     (c) In the event the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock covered by subparagraph 6(b)(8)) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the conversion of any Series A Preferred Stock, the Corporation shall pay to the person converting such Series A Preferred Stock an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this paragraph 6(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Corporation.

     (d) In case the Corporation shall at any time subdivide (other than by means of a dividend payable in Common Stock covered by paragraph 6(b)(8)) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (e) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series A Preferred Stock shall have the right to acquire and receive upon conversion of the Series A Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock (but after and subject to the rights of holders of Senior Preferred Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Corporation's Common Stock as would have been received upon conversion of the Series A Preferred Stock at the Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series A Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Series A Preferred Stock shall have been given a reasonable opportunity to then elect to receive upon the conversion of the Series A Preferred Stock either the stock, securities or assets then issuable with respect to the

Common Stock of the Corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof, the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

     (f) The provisions of this Section 6 shall not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs 6(b)(1) to (9) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation (or physicians or providers contracting with the Corporation or any of its Subsidiaries) (ii) pursuant to options, warrants and conversion rights in existence on the Initial Issuance Date, (iii) upon exercise of the Warrants issued to Franklin Capital Associates, III L.P. ("Franklin") and Warburg, Pincus Ventures, L.P. ("Warburg") pursuant to the Purchase Agreement, (v) on conversion of the Series A Preferred Stock or the sale of any additional shares of Series A Preferred Stock or (vi) in connection with underwritten public offerings for cash pursuant to a registration statement filed under the Securities Act of Common Stock, Options or Convertible Securities.

     (g) In the event that:

        (1) the Corporation shall declare any cash dividend upon its Common Stock, or

          (2) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

          (3) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

          (4) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

          (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the Series A Preferred Stock:

          (i) at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

          (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause
     (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Series A Preferred Stock at the address of each such holder as shown on the books of the Corporation.

     (h) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock of the Corporation and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 6(b) hereof, then each holder of Series A Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 6(g)) and upon the terms applicable to such Purchase Rights either:

          (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series A Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series A Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Series A Preferred Stock specifically to request delivery of such rights; or

          (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

     (i) If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 6 except in the case of a combination of shares of a type contemplated in paragraph 6(d) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 6(d).

     7. MANDATORY CONVERSION.

     (a) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such shares upon the vote to so convert of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

     (b) All holders of record of shares of Series A Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all of such shares of Series A Preferred Stock pursuant to this Section 7. Such notice will be sent by mail, first class, postage prepaid, to each record holder of shares of Series A Preferred Stock at such holder's address appearing on the stock register. On or before the date fixed for conversion each holder of shares of Series A Preferred Stock shall surrender his or its certificates or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 7. On the date fixed for conversion, all rights with respect to the Series A Preferred Stock so converted will terminate, except only the right of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (b) of Section 5 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     8. REDEMPTION.

     (a) The Corporation shall redeem (to the extent that such redemption shall not violate any applicable provisions of the laws of the State of Tennessee) at a price of $10.00 per share (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), plus an amount equal to any dividends accrued but unpaid thereon (such amount is hereinafter referred to as the "Redemption Price"), on the [anniversary of Closing Date] (the "Redemption Date") of each of the years 2002 through 2004 thirty-three and one-third percent (33 1/3%) of the shares of Series A Preferred Stock outstanding on the first Redemption Date or such lesser number of shares as shall then be outstanding. If the Corporation is unable at any Redemption Date to redeem any shares of Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Tennessee, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws.

     (b) The Series A Preferred Stock may not be redeemed before the third anniversary of the Closing Date. Thereafter, the Series A Preferred Stock shall be subject to redemption, in whole but not in part, at the option of the Corporation, if the Market Price of the Common Stock on each of the twenty (20) consecutive days on which there was a price for such shares during the period ending within five days prior to the giving of written notice of redemption as provided in paragraph (d) below is at least $17.00 per share (appropriately adjusted for any stock split, stock dividend or similar event) at a price in cash equal to the Redemption Price then in effect.

     (c) In the event of any redemption of only a part of the then outstanding Series A Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series A Preferred Stock held on the date of notice of redemption).

     (d) At least thirty (30) days prior to each Redemption Date, written notice shall be mailed, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at his or its post office address last shown on the records of the Corporation, notifying such holder of the number of shares so to be redeemed, specifying the Redemption Date and the date on which such holder's conversion rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to each Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

     (e) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of Series A Preferred Stock. Any shares of Series A Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

                                                                     Appendix B

                              COVENTRY CORPORATION

                            1997 STOCK INCENTIVE PLAN


SECTION 1.  PURPOSE; DEFINITIONS.

     The purpose of the Coventry Corporation 1997 Stock Incentive Plan (the "Plan") is to enable Coventry Corporation (the "Company") to attract, retain and reward key employees of and consultants to the Company and its Subsidiaries and Affiliates, and directors who are not also employees of the Company, and to strengthen the mutuality of interests between such key employees, consultants, and directors by awarding such key employees, consultants, and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     A. "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     B. "Board" means the Board of Directors of the Company.

     C. "Cause" has the meaning provided in Section 5(j) of the Plan.

     D. "Change in Control" has the meaning provided in Section 9(b) of the Plan.

     E. "Change in Control Price" has the meaning provided in Section 9(d) of the Plan.

     F. "Common Stock" means the Company's Common Stock, par value $.01 per share.

     G. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     H. "Committee" means the Committee referred to in Section 2 of the Plan.

     I. "Company" means Coventry Corporation, a corporation organized under the laws of the State of Delaware or any successor Company.

     J. "Disability" means disability as determined under the Company's Group Long Term Disability Insurance Plan.

     K. "Early Retirement" means retirement, for purposes of this Plan with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

     L. "Effective Date" has the meaning provided in Section 13 of the Plan.

     M. "Equity Issuance" means an issuance of Common Stock by the Company following the Effective Date of this Plan in connection with a public or private offering [(or on conversion of a security issued in a public or private offering)], including in connection with an acquisition, merger or similar transaction, but excluding issuances of Common Stock under this Plan or in any other compensatory transaction with an officer or employee of, or consultant to, the Company or its Subsidiaries or Affiliates.

     N. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     O. "Fair Market Value" means with respect to the Common Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price of a share of Common Stock on The Nasdaq National Market or such other market or exchange as is the principal trading market for the Common Stock, or, if no such sale of a share of Common Stock is reported on The Nasdaq National Market or other exchange or principal trading market on such date, the fair market value of a share of Common Stock as determined by the Committee in good faith.

     P. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     Q. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter- in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

     R. "Non-Employee Director" means a member of the Board who is a Non-Employee Director within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act and an outside director within the meaning of Treasury Regulation ss.1.162-27(e)(3) promulgated under the Code.

     S. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     T. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

     U. "Other Stock-Based Award" means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based on, the Common Stock.

     V. "Outside Director" means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate of the Company.

     W. "Plan" means this 1997 Stock Incentive Plan, as amended from time to time.

     X. "Restricted Stock" means an award of shares of Common Stock that is subject to restrictions under Section 7 of the Plan.

     Y. "Restriction Period" has the meaning provided in Section 7 of the Plan.

     Z. "Retirement" means Normal or Early Retirement.

     AA. "Section 162(m) Maximum" has the meaning provided in Section 3(a) hereof.

     BB. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Common Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in
Section 6(b)(ii), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

     CC. "Stock Option" or "Option" means any option to purchase shares of Common Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

     DD. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


SECTION 2.  ADMINISTRATION.

     The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan may be exercised by an existing

Committee of the Board composed exclusively of Non-Employee Directors. The initial Committee shall be the Compensation and Benefits Committee of the Board. In the event there are not at least two Non-Employee Directors on the Board, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board.

     The Committee shall have authority to grant, pursuant to the terms of the Plan, to officers, other key employees, Outside Directors and consultants eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights,
(iii) Restricted Stock, and/or (iv) Other Stock-Based Awards; provided, however, that the power to grant and establish the terms and conditions of awards to Outside Directors under the Plan shall be reserved to the Board.

     In particular, the Committee, or the Board, as the case may be, shall have the authority, consistent with the terms of the Plan:

          (a) to select the officers, key employees and Outside Directors of and consultants to the Company and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards may from time to time be granted hereunder;

          (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible persons;

          (c) to determine the number of shares to be covered by each such award granted hereunder;

          (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 10 hereof;

          (e) to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock under Section 5(m) or (n), as applicable, instead of Common Stock;

          (f) to determine whether, to what extent, and under what circumstances Option grants and/or other awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan;

          (g) to determine whether, to what extent, and under what circumstances shares of Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

          (h) to determine whether to require payment of tax withholding requirements in shares of Common Stock subject to the award; and

          (i) to impose any holding period required to satisfy Section 16 under the Exchange Act.

     The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.


SECTION 3.  SHARES OF COMMON STOCK SUBJECT TO PLAN.

     (a) As of the Effective Date, the aggregate number of shares of Common Stock that may be issued under the Plan shall be One Million Six Hundred Thousand (1,600,000) shares. Such number shall, upon the consummation of any Equity Issuance, increase automatically by four and nine-tenths percent (4.9%) of the number of shares of Common Stock issued in such Equity Issuance; provided, however, that Incentive Stock Options may not be issued after One Million Six Hundred Thousand (1,600,000) shares of Common Stock have been issued under the Plan. The shares of Common Stock issuable under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. No officer of the Company or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible to receive awards pursuant to this Plan relating to in excess of 400,000 shares of Common Stock in any fiscal year (the "Section 162(m) Maximum").

     (b) If any shares of Common Stock that have been optioned cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Restricted Stock or Other Stock-Based Award granted hereunder are forfeited prior to the payment of any dividends, if applicable, with respect to such shares of Common Stock, or any such award otherwise terminates without a payment being made to the participant in the form of

Common Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

     (c) In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, an appropriate substitution or adjustment shall be made in the maximum number of shares that may be awarded under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, the Section 162(m) Maximum and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.


SECTION 4.  ELIGIBILITY.

     Officers, other key employees and Outside Directors of and consultants to the Company and its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. Outside Directors are eligible to receive awards as determined by the Board.


SECTION 5.  STOCK OPTIONS.

     Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Company or any Subsidiary of the Company.

     The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

     Options granted to officers, key employees, Outside Directors and consultants under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

          (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, not less than 110%) of the Fair Market Value of the Common Stock at grant, in the case of Incentive Stock Options, and not less than 100% of the Fair Market Value of the Common Stock at grant, in the case of Non-Qualified Stock Options.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries or parent companies, more than five years) after the date the Option is granted.

          (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that except as provided in Section 5(g) and (h) and Section 9, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Committee shall determine in its sole discretion.

          (d) Method of Exercise. Subject to whatever installment exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or (except in the case of an Incentive Stock Option) after grant, payment in full or in part may also be made in the form of shares of Common Stock already owned by the optionee or, in the case of a Non-Qualified Stock Option, shares of Restricted Stock or shares subject to such Option or another award hereunder (in each case valued at the Fair Market Value of the Common Stock on the date the Option is exercised). If payment of the exercise price is made in part or in full with Common Stock, the Committee may award to the employee a new Stock

     Option to replace the Common Stock which was surrendered. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Common Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant. No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12(a).

          (e) Transferability of Options. No Non-Qualified Stock Option shall be transferable by the optionee without the prior written consent of the Committee other than (i) transfers by the optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution. No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          (f) Bonus for Taxes. In the case of a Non-Qualified Stock Option or an optionee who elects to make a disqualifying disposition (as defined in Section 422(a)(1) of the Code) of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, the Committee in its discretion may award at the time of grant or thereafter the right to receive upon exercise of such Stock Option a cash bonus calculated to pay part or all of the federal and state, if any, income tax incurred by the optionee upon such exercise.

          (g) Termination by Death. Subject to Section 5(k), if an optionee's employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (h) Termination by Reason of Disability. Subject to Section 5(k), if an optionee's employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of
     (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

          (i) Termination by Reason of Retirement. Subject to Section 5(k), if an optionee's employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) three months from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a Non-Qualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.

          (j) Other Termination. Subject to Section 5(k), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or (except in the case of an Incentive Stock Option) after grant, if an optionee's employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the involuntary termination is without Cause. For purposes of this Plan, "Cause" means (i) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or (ii) a participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate. If an optionee voluntarily terminates employment with the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate (except for Disability, Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Committee at grant or (except in the case of an Incentive Stock Option) thereafter may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option's term.

          (k) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such
     Section 422. No Incentive Stock Option shall be granted to any participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by such participant during any calendar year (under all such plans of the Company and any Subsidiary) to exceed $100,000. To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

               (i) if (x) a participant's employment is terminated by reason of death, Disability, or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(g), (h) or (i), applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such Option that is immediately exercisable as an "Incentive Stock Option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

               (ii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

          (l) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Common Stock, or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

          (m) Settlement Provisions. If the option agreement so provides at grant or (except in the case of an Incentive Stock Option) is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regards to the forfeiture restrictions involved.

          (n) Performance and Other Conditions. The Committee may condition the exercise of any Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the option agreement, any such conditional Option shall vest immediately prior to its expiration if the conditions to exercise have not theretofore been satisfied.

SECTION 6.  STOCK APPRECIATION RIGHTS.

          (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. A

     Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option. A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

          (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

               (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of
          Section 5 and this Section 6 of the Plan.

               (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the Fair Market Value of the Common Stock on the date of exercise.

               (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

               (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Common Stock to be issued under the Plan.

               (v) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

               (vi) The Committee may condition the exercise of any Stock Appreciation Right upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion.

SECTION 7.  RESTRICTED STOCK.

          (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to any person, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and the other terms, restrictions and conditions of the awards in addition to those set forth in
     Section 7(c). The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

          (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

               (i) The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

               (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

               (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

               (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such award.

          (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

               (i) In accordance with the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance, such other factors or criteria as the Committee may determine in its sole discretion.

               (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 12(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If the Committee so determines, the award agreement may also impose restrictions on the right to vote and the right to receive dividends.

               (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

               (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

          (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock to the recipient of a restricted stock award, subject to such performance, future service, deferral, and other terms and conditions as may be specified by the Committee.

          (e) Limitation on Number of Shares of Restricted Stock. No more than three percent (3%) of the total number of shares of Common Stock outstanding may be issued as shares of Restricted Stock under this Plan.


SECTION 8.  OTHER STOCK-BASED AWARDS.

          (a) Administration. Other Stock-Based Awards, including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options valued by reference to earnings per share or Subsidiary performance, may be granted either alone, in addition to, or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock granted under the Plan and cash awards made outside of the Plan; provided that no such Other Stock-Based Awards may be granted in tandem with Incentive Stock Options if that would cause such Stock Options not to qualify as Incentive Stock Options pursuant to Section 422 of the Code. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Common Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

          (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 8 shall be subject to the following terms and conditions:

               (i) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 8 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

               (ii) Any award under Section 8 and any shares of Common Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee in its sole discretion.

               (iii) In the event of the participant's Retirement, Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 8.

               (iv) Each award under this Section 8 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and the participant.


SECTION 9.  CHANGE IN CONTROL PROVISIONS.

          (a) Impact of Event. In the event of:

               (1) a "Change in Control" as defined in Section 9(b); or

               (2) a "Potential Change in Control" as defined in Section 9(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination),

               (i) Subject to the limitations set forth below in this Section 9(a), the following acceleration provisions shall apply:

                    (a) Any Stock Appreciation Rights or any Stock Option
               awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                    (b) The restrictions applicable to any Restricted Stock and
               Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

               (ii) Subject to the limitations set forth below in this Section 9(a), the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined Board or by the Committee in its sole discretion prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 9(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Board or Committee may determine prior to the Change in Control.

               (iii) The Board or the Committee may impose additional conditions on the acceleration or valuation of any award in the award agreement.

          (b) Definition of Change in Control. For purposes of Section 10(a), a "Change in Control" means the happening of any of the following:

               (i) any person or entity, including a "group" as defined in
          Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company's securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

               (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor Company or entity entitled to vote generally in the election of the directors of the Company or such other Company or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

               (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

          (c) Definition of Potential Change in Control. For purposes of Section 9(a), a "Potential Change in Control" means the happening of any one of the following:

               (i) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 9(b); or

               (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

          (d) Change in Control Price. For purposes of this Section 9, "Change in Control Price" means the highest price per share paid in any transaction reported on The Nasdaq National Market or such other exchange or market as is the principal trading market for the Common Stock, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs under Section 9(a)(ii).


SECTION 10.  AMENDMENTS AND TERMINATION.

     The Board may at any time amend, alter or discontinue the Plan; provided, however, that, without the approval of the Company's shareholders, no amendment or alteration may be made which would (a) except as a result of the provisions of Section 3(c) of the Plan, increase the maximum number of shares that may be issued under the Plan or increase the Section 162(m) Maximum, (b) change the provisions governing Incentive Stock Options except as required or permitted under the provisions governing incentive stock options under the Code, or (c) make any change for which applicable law or regulatory authority (including the regulatory authority of The Nasdaq National Market or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure full deductibility of compensation received under the Plan under Section 162(m) of the Code. No amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award theretofore granted, without the participant's consent.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. Solely for purposes of computing the Section 162(m) Maximum, if any Stock Options or other awards previously granted to a participant are canceled and new Stock Options or other awards having a lower exercise price or other more favorable terms for the participant are substituted in their place, both the initial Stock Options or other awards and the replacement Stock Options or other awards will be deemed to be outstanding (although the canceled Stock Options or other awards will not be exercisable or deemed outstanding for any other purposes).


SECTION 11. UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 12. GENERAL PROVISIONS.

          (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the

     Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

          (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may require withholding obligations to be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

          (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

          (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

          (g) The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

          (h) In addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable award agreement, no Stock Option, Stock Appreciation Right, Restricted Stock award, or Other Stock-Based Award or other right issued under this Plan is transferable by the participant without the prior written consent of the Committee, or, in the case of an Outside Director, the Board, other than (i) transfers by the participant to a member of his or her Immediate Family or a trust for the benefit of the the participant or a member of his or her Immediate Family or (ii) transfers by will or by the laws of descent and distribution. The designation of a beneficiary will not constitute a transfer.

          (i) The Committee may, at or after grant, condition the receipt of any payment in respect of any award or the transfer of any shares subject to an award on the satisfaction of a six-month holding period, if such holding period is required for compliance with Section 16 under the Exchange Act.

SECTION 13. EFFECTIVE DATE OF PLAN.

     The Plan shall be effective upon approval by the Board of the Company, subject to approval by a majority of the votes cast by the holders of the Company's Common Stock at its 1997 Annual Meeting of Shareholders.

SECTION 14. TERM OF PLAN.

     No Stock Option, Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date of the Plan, but awards granted prior to such tenth anniversary may be extended beyond that date.

                                                                     Appendix C

                                                Name:
                                                     ---------------------------

                                                Shares held of record:
                                                                      ----------

                              COVENTRY CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 29, 1997
--------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Allen F. Wise and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Coventry Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 29, 1997 at 9:30 a.m., Central Daylight Saving Time, in the Board Room, Fourth Floor, SunTrust Bank Building, Fourth and Church Streets, Nashville, Tennessee 37219, or any adjournment thereof.
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS.

    The undersigned casts the number of votes indicated above in favor of the election of each nominee indicated below to serve as a director of the Company until the Annual Meeting of Shareholders in the year 2000 and thereafter until his successor has been elected and duly qualified.

    [ ] For both nominees listed below (except as marked to the contrary below).
     John H. Austin, M.D.                Laurence DeFrance

To withhold authority to vote for an individual nominee, write that nominee's name in the following space:
                            ------------------------------

    [ ] Withhold Authority to vote for both nominees.

2. APPROVE ADOPTION OF 1997 STOCK INCENTIVE PLAN.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

3. APPROVE CHARTER AMENDMENT PERMITTING SERIES A PREFERRED STOCK ISSUANCE

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

4. APPROVE CHARTER AMENDMENT PERMITTING ISSUANCE OF UNDESIGNATED PREFERRED
STOCK.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

5. RATIFY APPOINTMENT OF INDEPENDENT AUDITORS.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

    In their discretion, proxies are authorized to vote upon such other matters as may properly come before this meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2, 3, 4 AND 5.

    Please sign and return in the enclosed envelope to:

                      Coventry Corporation
                      53 Century Boulevard, Suite 250
                      Nashville, Tennessee 37214

    Sign exactly as your name or names appear on the first page of this proxy. When shares are held by joint tenants, both parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by authorized person.

Dated:           , 1997
       ----------
                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Name (Please Print)

Dated:          , 1997
      ----------
                                                --------------------------------
                                                Signature if Held Jointly

                                                --------------------------------
                                                Name (Please Print)